Exhibit 99.1(F)

KB Financial Group Inc.

Separate Financial Statements

December 31, 2015 and 2014

KB Financial Group Inc.

Index

December 31, 2015 and 2014

Page(s)

Independent Auditor’s Report	1~2

Separate Financial Statements

Separate Statements of Financial Position	3

Separate Statements of Comprehensive Income	4

Separate Statements of Changes in Equity	5

Separate Statements of Cash Flows	6

Notes to Separate Financial Statements	7~66

Report of Independent Auditor’s Review of Internal Accounting Control System	67

Report on the Operations of Internal Accounting Control System	68

Independent Auditor’s Report

(English Translation of a Report Originally Issued in Korean)

To the Shareholders and Board of Directors of

KB Financial Group Inc.

We have audited the accompanying separate financial statements of KB Financial Group Inc. (“the Company”), which comprise the separate statements of financial position as of December 31, 2015 and 2014, and the separate statements of comprehensive income, changes in equity and cash flows for the years then ended, and notes, comprising a summary of significant accounting policies and other explanatory information.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with the International Financial Reporting Standards as adopted by the Republic of Korea (“Korean IFRS”) and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with the Korean Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the separate financial statements present fairly, in all material respects, the financial position of KB Financial Group Inc. as of December 31, 2015 and 2014, and its financial performance and cash flows for the years then ended accordance with the Korean IFRS.

Auditing standards and their application in practice vary among countries. The procedures and practices used in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries.

Seoul, Korea

March 10, 2016

This report is effective as of March 10, 2016, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying separate financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

KB Financial Group Inc.

Separate Statements of Financial Position

December 31, 2015 and 2014

(In millions of Korean won)	Notes	2015		2014
Assets
Cash and due from financial institutions	4,5,6,28	~~W~~	324,947	~~W~~	30,739
Financial assets at fair value through profit or loss	4,5,7		99,118		—
Loans	4,5,8		—		10,000
Investments in subsidiaries	9		18,557,566		18,557,566
Investment in associate	10		883,065		—
Property and equipment	11		578		514
Intangible assets	12		8,428		8,684
Deferred income tax assets	13		4,515		4,089
Other assets	4,5,14		137,954		598,929

Total assets		~~W~~	20,016,171	~~W~~	19,210,521

Liabilities
Debentures	4,5,15	~~W~~	1,647,117	~~W~~	628,837
Net defined benefit liabilities	16		591		803
Current income tax liabilities			17,178		222,639
Other liabilities	4,5,17		123,281		71,568

Total liabilities			1,788,167		923,847

Equity
Share capital	18		1,931,758		1,931,758
Capital surplus	18		13,513,809		13,513,809
Accumulated other comprehensive loss	18		(4,979)		(4,238)
Retained earnings	18		2,787,416		2,845,345

Total equity			18,228,004		18,286,674

Total liabilities and equity		~~W~~	20,016,171	~~W~~	19,210,521

The accompanying notes are an integral part of these separate financial statements.

KB Financial Group Inc.

Separate Statements of Comprehensive Income

Years Ended December 31, 2015 and 2014

(In millions of Korean won, except per share amounts)	Notes	2015		2014
Interest income		~~W~~	2,185	~~W~~	2,391
Interest expense			(27,929)		(19,149)

Net interest income	20		(25,744)		(16,758)

Fee and commission income			—		—
Fee and commission expense			(8,228)		(6,658)

Net fee and commission income	21		(8,228)		(6,658)

Net gains on financial assets at fair value through profit or loss	22		1,658		—

Net other operating income	23		315,527		493,782

General and administrative expenses	24		(39,916)		(36,342)

Operating profit before provision for credit losses			243,297		434,024

Provision for credit losses			—		—

Net operating profit			243,297		434,024

Net non-operating expenses	25		(62)		(473)

Profit before income tax			243,235		433,551
Income tax benefit (expense)	26		190		(600)

Profit for the year			243,425		432,951

Items that will not be reclassified to profit or loss:
Remeasurements of net defined benefit liabilities			(741)		(1,523)

Other comprehensive income (loss) for the year, net of tax			(741)		(1,523)

Total comprehensive income for the year		~~W~~	242,684	~~W~~	431,428

Earnings per share
Basic earnings per share	27	~~W~~	630	~~W~~	1,121
Diluted earnings per share	27		627		1,116

The accompanying notes are an integral part of these separate financial statements.

KB Financial Group Inc.

Separate Statements of Changes in Equity

Years Ended December 31, 2015 and 2014

(In millions of Korean won)	Share Capital		Capital Surplus		Accumulated Other Comprehensive Loss		Retained Earnings		Total Equity
Balance at January 1, 2014	~~W~~	1,931,758	~~W~~	13,513,809	~~W~~	(2,715)	~~W~~	2,605,570	~~W~~	18,048,422

Comprehensive income
Profit for the year		—		—		—		432,951		432,951
Remeasurements of net defined benefit liabilities		—		—		(1,523)		—		(1,523)

Total comprehensive income		—		—		(1,523)		432,951		431,428

Transactions with shareholders
Dividends		—		—		—		(193,176)		(193,176)

Total transactions with shareholders		—		—		—		(193,176)		(193,176)

Balance at December 31, 2014	~~W~~	1,931,758	~~W~~	13,513,809	~~W~~	(4,238)	~~W~~	2,845,345	~~W~~	18,286,674

Balance at January 1, 2015	~~W~~	1,931,758	~~W~~	13,513,809	~~W~~	(4,238)	~~W~~	2,845,345	~~W~~	18,286,674

Comprehensive income
Profit for the year		—		—		—		243,425		243,425
Remeasurements of net defined benefit liabilities		—		—		(741)		—		(741)

Total comprehensive income		—		—		(741)		243,425		242,684

Transactions with shareholders
Dividends		—		—		—		(301,354)		(301,354)

Total transactions with shareholders		—		—		—		(301,354)		(301,354)

Balance at December 31, 2015	~~W~~	1,931,758	~~W~~	13,513,809	~~W~~	(4,979)	~~W~~	2,787,416	~~W~~	18,228,004

The accompanying notes are an integral part of these separate financial statements.

KB Financial Group Inc.

Separate Statements of Cash Flows

Years Ended December 31, 2015 and 2014

(In millions of Korean won)	Note	2015		2014
Cash flows from operating activities
Profit for the year		~~W~~	243,425	~~W~~	432,951

Adjustment for non-cash items
Depreciation and amortization			846		931
Share-based payments			1,799		801
Net interest expense (income)			224		(201)
Net Loss from valuation on financial assets at fair value through profit or loss			882		—
Impairment losses on investments in subsidiaries			—		14,747
Net other expense			2,594		2,704

			6,345		18,982

Changes in operating assets and Liabilities
Deferred income tax assets			(426)		114
Other assets			315,222		(299,688)
Other liabilities			(16,697)		(5,962)

			298,099		(305,536)

Net cash inflow from operating activities			547,869		146,397

Cash flows from investing activities
Acquisition of investments in subsidiaries			—		(279,870)
Acquisition of investment in associate			(883,065)		—
Acquisition of financial assets at fair value through profit or loss			(100,000)		—
Collection of loans			10,000		—
Acquisition of property and equipment			(401)		(225)
Acquisition of intangible assets			(486)		(165)
Disposal of intangible assets			157		939
Net decrease in guarantee deposits paid			3,651		282
Others			85		(81)

Net cash outflow from investing activities			(970,059)		(279,120)

Cash flows from financing activities
Increase in debentures			1,017,752		279,340
Distribution of dividends			(301,354)		(193,176)

Net cash inflow from financing activities			716,398		86,164

Net increase (decrease) in cash and cash equivalents			294,208		(46,559)
Cash and cash equivalents at the beginning of the year	28		30,736		77,295

Cash and cash equivalents at the end of the year	28	~~W~~	324,944	~~W~~	30,736

The accompanying notes are an integral part of these separate financial statements.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

1. The Company

KB Financial Group Inc. (the “Company”), in accordance with Financial Holding Companies Act, was established on September 29, 2008, through stock transfers with the former shareholders of Kookmin Bank, KB Investment & Securities Co., Ltd., KB Asset Management Co., Ltd., KB Real Estate Trust Co., Ltd., KB Investment Co., Ltd., KB Futures Co., Ltd., KB Credit Information Co., Ltd., and KB Data Systems Co., Ltd. in order to provide management services and financing to associated companies. The headquarters are located at 84, Namdaemunro, Jung-gu, Seoul. The Company’s paid-in capital as of December 31, 2015, is ~~W~~1,931,758 million. In 2011, Kookmin Bank spun off its credit card business segment and established a new separate credit card company, KB Kookmin Card Co., Ltd., and KB Investment & Securities Co., Ltd. merged with KB Futures Co., Ltd. The Company established KB Savings Bank Co., Ltd. in January 2012, acquired Yehansoul Savings Bank Co., Ltd. in September 2013, and KB Savings Bank Co., Ltd. merged with Yehansoul Savings Bank Co., Ltd. in January 2014. In March 2014, the Company acquired

Woori Financial Co., Ltd. and changed the name to KB Capital Co., Ltd. In addition, the Company included LIG Insurance Co., Ltd. as an associate and changed the name to KB Insurance Co., Ltd. in June 2015.

The Company is authorized to issue up to 1 billion shares. The Company has been listed on the Korea Exchange (“KRX”) since October 10, 2008, and on the New York Stock Exchange (“NYSE”) for its American Depositary Shares (“ADS”) since September 29, 2008. Number of shares authorized on its Articles of Incorporation is 1,000 million.

2. Basis of Preparation

2.1 Application of Korean IFRS

The Company maintains its accounting records in Korean won and prepares statutory financial statements in the Korean language (“Hangul”) in accordance with the International Financial Reporting Standards as adopted by the Republic of Korea (“Korean IFRS”). The accompanying separate financial statements have been condensed, restructured and translated into English from the Korean language financial statements.

Certain information attached to the Korean language financial statements, but not required for a fair presentation of the Company’s financial position, financial performance or cash flows, is not presented in the accompanying separate financial statements.

The Company’s separate financial statements have been prepared in accordance with Korean IFRS. Korean IFRS are the standards and related interpretations issued by the International Accounting Standards Board (“IASB”) that have been adopted by the Republic of Korea.

The preparation of separate financial statements requires the use of certain critical accounting estimates. It also requires management to exercise judgment in the process of applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the separate financial statements are disclosed in Note 2.4.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

The separate financial statements were prepared in accordance with Korean IFRS 1027, Separate Financial Statements.

The Company’s separate financial statements as of and for the year ended December 31, 2015, have been prepared in accordance with Korean IFRS.

The Company newly applied the following amended and enacted standards and interpretations for the annual period beginning on January 1, 2015, and application of these amendment and improvements does not have a material impact on its separate financial statements.

- Amendment to Korean IFRS 1019, Employee Benefits

- Annual improvements to Korean IFRSs 2010–2012 cycle

- Annual improvements to Korean IFRSs 2011–2013 cycle

The Company expects that the following amended standards and interpretations issued but not effective for the financial year beginning January 1, 2015, and not early adopted would not have a material impact on its financial statements.

- Amendment to Korean IFRS 1001, Presentation of Financial Statements

- Korean IFRS 1016, Property, plant and equipment, and Korean IFRS 1041, Agriculture and fishing: Productive plants

- Korean IFRS 1016, Property, plant and equipment, and Korean IFRS 1038, Intangible assets: Amortization based on revenue

- Korean IFRS 1110, Consolidated Financial Statements, and Korean IFRS 1028, Investments in Associates and Joint Arrangements

- Korean IFRS 1111, Joint Agreements

- Annual Improvements to Korean IFRS 2012-2014 Cycle

Also, new standards and interpretations issued but not effective for the financial year beginning January 1, 2015, and not early adopted are as follows:

- Korean IFRS 1109, Financial Instruments

The new Standard issued in December 2015 regarding financial instruments replaces Korean IFRS 1039, Financial Instruments: Recognition and Measurement, Korean IFRS 1109, Financial Instruments, requires financial assets to be classified and measured on the basis of the holder’s business model and the instrument’s contractual cash flow characteristics. The Standard requires a financial instrument to be classified and measured at amortized cost, fair value through other comprehensive income, or fair value through profit or loss, and provides guidance on accounting for related gains and losses. The impairment model is changed into an expected credit loss model, and changes in those expected credit losses are recognized in profit or loss. This amendment has been partially reflected, which is consistent with the risk management of companies for hedge accounting. The new Standard is effective for the financial year initially beginning on or after January 1, 2018, but early adoption is allowed. Early adoption of only the requirements related to financial liabilities designated at fair value through profit or loss is also permitted. The Company is in the process of determining the effects resulting from the adoption of the new Standard.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

- Korean IFRS 1115, Revenue from Contracts with Customers

The new Standard for the recognition of revenue issued in December 2015 will replace Korean IFRS1018, Revenue, Korean IFRS 1011, Construction Contracts, and related Interpretations. Korean IFRS 1115, Revenue from Contracts with Customers, will replace the risk-and-reward model under the current standards and is based on the principle that revenue is recognized when control of goods or services transfer to the customer by applying the five-step process. Key changes to current practices include guidance on separate recognition of distinct goods or services in any bundled arrangement, constraint on recognizing variable consideration, criteria on recognizing revenue over time, and increased disclosures. The new Standard is effective for annual reporting beginning on or after January 1, 2018, but early application is permitted. The Company is in the process of determining the effects resulting from the adoption of the new Standard.

2.2 Measurement Basis

The separate financial statements have been prepared under the historical cost convention unless otherwise specified.

2.3 Functional and Presentation Currency

Items included in the separate financial statements of the Company are measured using the currency of the primary economic environment in which the Company operates (the functional currency). The separate financial statements are presented in Korean won, which is the Company’s functional and presentation currency.

2.4 Significant Estimates

The preparation of separate financial statements requires the application of accounting policies, certain critical accounting estimates and assumptions that may have a significant impact on the assets (liabilities) and incomes (expenses). Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

The significant accounting estimates and assumptions are consistently applied to all periods presented, except for the assumptions for income tax expense and fair value of financial instruments.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only. Alternatively if the change in accounting estimate affects both the period of change and future periods, that change is recognized in the profit or loss of all those periods.

Uncertainty in estimates and assumptions with significant risk that may result in material adjustment to the financial statements are as follows:

2.4.1 Income taxes

The Company is operating in numerous countries and the income generated from these operations is subject to income taxes based on tax laws and interpretations of tax authorities in numerous jurisdictions. There are many transactions and calculations for which the ultimate tax determination is uncertain.

If certain portion of the taxable income is not used for investments, increase in wages, or dividends in accordance with the Tax System for Recirculation of Corporate Income, the Company is liable to pay additional income tax calculated based on the tax laws. The new tax system is effective for three years from 2015. Accordingly, the measurement of current and deferred income tax is affected by the tax effects from the new system. As the Company’s income tax is dependent on the investments, increase in wages and dividends, there exists uncertainty with regard to measuring the final tax effects.

2.4.2 Fair value of financial instruments

The fair value of financial instruments where no active market exists or where quoted prices are not otherwise available is determined by using valuation techniques. Financial instruments, which are not actively traded in the market and those with less transparent market prices, will have less objective fair values and require broad judgment on liquidity, concentration, uncertainty in market factors and assumptions in price determination and other risks (Note 5).

2.4.3 Net defined benefit liability

The present value of net defined benefit liability depends on a number of factors that are determined on an actuarial basis using a number of assumptions (Note 16).

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

3. Significant Accounting Policies

The significant accounting policies applied in the preparation of these separate financial statements are set out below. These policies have been consistently applied to all periods presented, unless otherwise stated.

3.1 Cash and cash equivalents

Cash and cash equivalents include cash on hand, foreign currency, and short-term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

3.2 Financial assets at fair value through profit or loss

This category comprises two sub-categories: financial assets classified as held for trading, and financial assets designated by the Company as at fair value through profit or loss upon initial recognition.

A non-derivative financial asset is classified as held for trading if either:

•	It is acquired for the purpose of selling in the near term, or

•	It is part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit-taking.

The Company may designate certain financial assets, other than held for trading, upon initial recognition as at fair value through profit or loss when one of the following conditions is met:

•	It eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

•	A group of financial assets is managed and its performance is evaluated on a fair value basis, in accordance with a documented risk management or investment strategy, and information about the Company is provided internally on that basis to the Company’s key management personnel.

•	A contract contains one or more embedded derivatives; the Company may designate the entire hybrid (combined) contract as a financial asset at fair value through profit or loss if allowed by Korean IFRS 1039, Financial Instruments: Recognition and measurement.

After initial recognition, a financial asset at fair value through profit or loss is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income, dividend income, and gains or losses from sale and repayment from financial assets at fair value through profit or loss are recognized in the statement of comprehensive income as net gains on financial instruments at fair value through profit or loss.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

3.3 Loans and receivables

Non-derivative financial assets which meet the following conditions are classified as loans and receivables:

•	Those with fixed or determinable payments.

•	Those that are not quoted in an active market.

•	Those that the Company does not intend to sell immediately or in the near term.

•	Those that the Company, upon initial recognition, does not designate as available for sale or as at fair value through profit or loss.

After initial recognition, these are subsequently measured at amortized cost using the effective interest method.

If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured and recognized in profit or loss as provision for credit losses.

Impairment loss on loans reduces the carrying amount of the asset through use of an allowances account, and when a loan becomes uncollectable, it is written off against the related allowances account. If, in a subsequent period, the amount of the impairment loss decreases and is objectively related to the subsequent event after recognition of impairment, the previously recognized impairment loss is reversed by adjusting an allowances account. The amount of the reversal is recognized in profit or loss.

3.4 Investments in subsidiaries

Investments in subsidiaries are accounted at cost method in accordance with Korean IFRS 1027. The Company determines at each reporting date whether there is any objective evidence that the investments in the subsidiaries are impaired. If this is the case, the Company calculates the amount of impairment as the difference between the recoverable amount of the subsidiaries and its carrying value.

3.5 Property and equipment

Recognition and Measurement

All property and equipment that qualify for recognition as an asset are measured at its cost and subsequently carried at cost less any accumulated depreciation and any accumulated impairment losses.

The cost of property and equipment includes any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management and the initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

Subsequent expenditures are capitalized only when they prolong the useful life or enhance values of the assets but the costs of the day-to-day servicing of the assets such as repair and maintenance costs are recognized in profit or loss as incurred. When part of an item of an asset has a useful life different from that of the entire asset, it is recognized as a separate asset.

Depreciation

Land is not depreciated, whereas other property and equipment are depreciated using the method that reflects the pattern in which the asset’s future economic benefits are expected to be consumed by the Company. The depreciable amount of an asset is determined after deducting its residual value.

Each part of an item of property and equipment with a cost that is significant in relation to the total cost of the item is depreciated separately.

The depreciation method and estimated useful lives of the assets are as follows:

Property and equipment	Depreciation method	Estimated useful lives
Leasehold improvements Equipment and vehicles	Declining-balance Declining-balance	4 years 4 years

The residual value, the useful life and the depreciation method applied to an asset are reviewed at least at each financial year-end and, if expectations differ from previous estimates or if there has been a significant change in the expected pattern of consumption of the future economic benefits embodied in the asset, the changes are accounted for as a change in an accounting estimate.

3.6 Intangible assets

Intangible assets are measured initially at cost and subsequently carried at their cost less any accumulated amortization and any accumulated impairment losses.

Intangible assets, except for membership right, are amortized using the straight-line method with no residual value over their estimated useful economic life since the asset is available for use.

Intangible assets	Amortization method	Estimated useful lives
Software	Straight-line	4 years
Others	Straight-line	4 years

The amortization period and the amortization method for intangible assets with a finite useful life are reviewed at least at each financial year end. Where an intangible asset is not being amortized because its useful life is considered to be indefinite, the Company carries out a review in each accounting period to confirm whether or not events and circumstances still support the assumption of an indefinite useful life. If they do not, the change from the indefinite to finite useful life is accounted for as a change in an accounting estimate.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

3.7 Impairment of non-financial assets

The Company assesses at the end of each reporting period whether there is any indication that a non-financial asset except for (i) deferred income tax assets, (ii) assets arising from employee benefits and (iii) non-current assets (or group of assets to be sold) classified as held for sale, may be impaired. If any such indication exists, the Company estimates the recoverable amount of the asset.

The recoverable amount is estimated for the individual asset. If it is not possible to estimate the recoverable amount of the individual asset, the Company determines the recoverable amount of the cash-generating unit to which the asset belongs (the asset’s cash-generating unit). A cash-generating unit is the smallest identifiable group of assets that generates cash inflows that are largely independent of the cash inflows from other assets or groups of assets. The recoverable amount of an asset is the higher of its fair value less costs to sell and its value in use. Value in use is the present value of the future cash flows expected to be derived from an asset or cash-generating unit that are discounted by a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the future cash flow estimates have not been adjusted.

If, and only if, the recoverable amount of an asset is less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. That reduction is an impairment loss and recognized immediately in profit or loss.

3.8 Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive) as a result of a past event and it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. The risks and uncertainties that inevitably surround many events and circumstances are taken into account in reaching the best estimate of provisions, and where the effect of the time value of money is material, the amount of provisions are the present value of the expenditures expected to be required to settle the obligation.

Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of resources embodying economic benefits will be required to settle the obligation, the provisions are reversed.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

3.9 Equity instrument issued by the company

An equity instrument is any contract or agreement that evidences a residual interest in the assets of an entity after deducting all of its liabilities.

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares are deducted, net of tax, from the equity.

3.10 Revenue recognition

Revenue shall be recognized when all the following conditions have been satisfied:

a)	The amount of revenue can be measured reliably.

b)	It is probable that the economic benefits associated with the transaction will flow to the company.

c)	Specific conditions are satisfied for activities.

Interest income and expense

Interest income and expense are recognized using the effective interest method. The effective interest method is a method of calculating the amortized cost of a financial asset or a financial liability (or groups of financial assets or financial liabilities) and of allocating the interest income or interest expense over the relevant period.

The effective interest rate is the rate that exactly discounts estimated future cash receipts or payments through the expected life of the financial instrument or, where appropriate, a shorter period, to the net carrying amount of the financial asset or financial liability. When calculating the effective interest rate, the Company estimates cash flows considering all contractual terms of the financial instrument but does not consider future credit losses.

Interest on impaired financial assets is recognized using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss.

Fee and commission income

Fee and commission income is recognized on an accrual basis in accordance with the substance of transaction.

Dividend income

Dividend income is recognized when the shareholder’s right to receive payment is established.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

3.11 Employee compensation and benefits

Post-employment benefit: Defined benefit plans

All post-employment benefit, other than defined contribution plans, is classified as defined benefit plans. The amount recognized as a defined benefit liability is the present value of the defined benefit obligation less the fair value of plan assets at the end of the reporting period.

The present value of the defined benefit obligation is calculated annually by independent actuaries using the Projected Unit Credit method. The rate used to discount post-employment benefit obligations is determined by reference to market yields at the end of the reporting period on high quality corporate bonds. The currency and term of the corporate bonds are consistent with the currency and estimated term of the post-employment benefit obligations. Actuarial gains and losses including experience adjustments and the effects of changes in actuarial assumptions are recognized in other comprehensive income.

When the fair value of plan assets deducted from the total of the present value of the defined benefit obligation results in an asset, it is recognized to the extent of any cumulative unrecognized past service cost and the present value of any economic benefits available in the form of refunds from the plan or reductions in future contributions to the plan.

Past service cost arises when the Company introduces a defined benefit plan that attributes to past service or changes the benefits payable for past service under an existing defined benefit plan. Such past service cost is recognized immediately in profit or loss.

Short-term employee benefits

Short-term employee benefits are employee benefits (other than termination benefits) that are due to be settled within 12 months after the end of the period in which the employees render the related service. The undiscounted amount of short-term employee benefits expected to be paid in exchange for that service is recognized as a liability (accrued expense), after deducting any amount already paid.

The expected cost of profit-sharing and bonus payments are recognized as liabilities when the Company has a present legal or constructive obligation to make such payments as a result of past events rendered by employees and a reliable estimate of the obligation can be made.

Share-based payment

The Company operates share-based payment arrangements granting awards to directors and employees of the Company. The Company has a choice of whether to settle the awards in cash or by issuing equity instruments for a share-based payment transaction at the date of settlement.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

For a share-based payment transaction in which the terms of the arrangement provide the Company with the choice of whether to settle in cash or by issuing equity instruments, the Company determined that it has a present obligation to settle in cash because the Company has a past practice and a stated policy of settling in cash. Therefore, the Company accounts for the transaction in accordance with the requirements of cash-settled share-based payment transactions.

The Company measures the services acquired and the liability incurred at fair value. Until the liability is settled, the Company remeasures the fair value of the liability at the end of each reporting period and at the date of settlement, with any changes in fair value recognized in profit or loss for the year.

Termination benefits

Termination benefits are employee benefits provided in exchange for the termination of an employee’s employment as a result of either (a) the Company decision to terminate an employee’s employment before the normal retirement date; or (b) an employee’s decision to accept an offer of benefits in exchange for the termination of employment. The Company recognizes liabilities and expenses for termination benefits at the earlier of the following dates: when the Company can no longer withdraw the offer of those benefits and when the Company recognizes costs for a restructuring that is within the scope of Korean IFRS 1037 and involves the payment of termination benefits. Termination benefits are measured by considering the number of employees expected to accept the offer in the case of a voluntary early retirement. Termination benefits which are not expressed to be settled wholly before 12 months after the end of the reporting period are discounted to present values.

3.12 Income tax expenses

Income tax expense (tax benefit) comprises current tax expense (current tax benefit) and deferred income tax expense (deferred income tax benefit). Current and deferred income tax are recognized as income or expense and included in profit or loss for the year, except to the extent that the tax arises from (a) a transaction or event which is recognized either in other comprehensive income or directly in equity and (b) a business combination.

Current income tax

Current income tax is the amount of income taxes payable (recoverable) in respect of the taxable profit (tax loss) for a period. A difference between the taxable profit and accounting profit may arise when income or expense is included in accounting profit in one period but is included in taxable profit in a different period. Differences may also arise if there is revenue that is exempt from taxation or expenses that is not deductible in determining taxable profit (tax loss). Current income tax liabilities (assets) for the current and prior periods are measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

The Company offsets current income tax assets and current income tax liabilities if, and only if, the Company (a) has a legally enforceable right to offset the recognized amounts and (b) intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

Deferred income tax

Deferred income tax is recognized, using the asset-liability method, on temporary differences arising between the tax based amount of assets and liabilities and their carrying amount in the financial statements. Deferred income tax liabilities are recognized for all taxable temporary differences and deferred income tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profit will be available against which the deductible temporary difference can be utilized. However, deferred income tax liabilities are not recognized if they arise from the initial recognition of goodwill; deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period. The Company reduces the carrying amount of a deferred income tax asset to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to be applied to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred income tax liabilities and deferred income tax assets reflects the tax consequences that would follow from the manner in which the Company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The Company offsets deferred income tax assets and deferred income tax liabilities when the Company has a legally enforceable right to offset current income tax assets against current income tax liabilities; and the deferred income tax assets and the deferred income tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity; or different taxable entities which intend either to settle current income tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred income tax liabilities or assets are expected to be settled or recovered.

Uncertain tax positions

Uncertain tax positions arise from a claim for rectification brought by the Company, an appeal for a refund of tax levied by the tax authorities, or others due to different interpretation of tax laws or others. The Company recognizes its uncertain tax positions in the separate financial statements based on the guidance in Korean IFRS 1012. The income tax asset is recognized if a tax refund is probable for taxes paid and levied by the tax authority. However, interest and penalties related to income tax are recognized in accordance with Korean IFRS 1037.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

3.13 Earnings per share

The Company calculates basic earnings per share amounts and diluted earnings per share amounts for profit or loss attributable to ordinary equity holders and presents them in the statement of comprehensive income. Basic earnings per share is calculated by dividing profit or loss attributable to ordinary equity holders by the weighted average number of ordinary shares outstanding during the period. For the purpose of calculating diluted earnings per share, the Company adjusts profit or loss attributable to ordinary equity holders and the weighted average number of shares outstanding for the effects of all dilutive potential ordinary shares including convertible bond and share option.

3.14 Operating segments

The Company is composed of a single operating segment. Therefore, disclosures on segments are omitted in accordance with Korean IFRS 1108, Operating Segments.

4. Financial Risk Management

4.1 Summary

4.1.1 Overview of Financial Risk Management Policy

The financial risks that the Company is exposed to are credit risk, market risk, liquidity risk and others.

The note regarding financial risk management provides information about the risks that the Company is exposed to, including the objectives, policies and processes for managing the risks, and the methods used to measure the risks and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

The Company’s risk management system focuses on increasing transparency, developing the risk management environment, and the preemptive response to risk due to rapid changes in the financial environment to support the Company’s long-term strategy and business decisions efficiently. Credit risk, market risk and liquidity risk have been recognized as the Company’s key risks. These risks are measured in Economic Capital or VaR (Value at Risk) and are managed using a statistical method.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

4.1.2 Risk Management Organization

Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the Board of Directors and determines the Company’s target risk appetite, approves significant risk matters and reviews the level of risks that the Company is exposed to and the appropriateness of the Company’s risk management operations as an ultimate decision-making authority.

Risk Management Council

The Risk Management Council is a consultative group which reviews and makes decisions on matters delegated by the Risk Management Committee and discusses the detailed issues relating to the Company’s risk management.

Risk Management Division

The Risk Management Division is responsible for managing work processes, procedures and detailed policies.

4.2 Credit Risk

4.2.1 Overview of Credit Risk

Credit risk is the risk of possible losses in an asset portfolio in the event of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For risk management reporting purposes, the individual borrower’s default risk is considered.

4.2.2 Credit Risk Management

The Company measures expected losses on assets that are subject to credit risk management and uses it as a management indicator.

4.2.3 Maximum Exposure to Credit Risk

The Company’s maximum exposures of financial instruments to credit risk without consideration of collateral values as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Due from financial institutions	~~W~~	324,947	~~W~~	30,739
Loans		—		10,000
Other financial assets		16,704		319,973

	~~W~~	341,651	~~W~~	360,712

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

4.2.4 Credit Risk of Loans

The Company maintains an allowance for loan losses associated with credit risk on loans to manage its credit risk.

The Company recognizes an impairment loss on loans carried at amortized cost when there is any objective indication of impairment. Under Korean IFRS, an impairment loss is based on losses incurred at the end of the reporting period. Therefore, the Company does not recognize losses expected as a result of future events. The Company measures inherent incurred losses on loans and presents them in the separate financial statements through the use of an allowance account which is offset against the related loans.

Loans are classified as follows:

(In millions of Korean won)	2015			2014
	Corporate loans		Percentage (%)	Corporate loans		Percentage (%)
Loans
Neither past due nor impaired	~~W~~	—	—	~~W~~	10,000	100.00
Past due but not impaired		—	—		—	—
Impaired		—	—		—	—

		—	—		10,000	100.00

Allowances		—	—		—	—

Carrying amount	~~W~~	—	—	~~W~~	10,000	100.00

Credit quality of loans that are neither past due nor impaired are as follows:

(In millions of Korean won)	2015		2014
Grade 1	~~W~~	—	~~W~~	10,000
Grade 2		—		—
Grade 3		—		—
Grade 4		—		—
Grade 5		—		—

	~~W~~	—	~~W~~	10,000

Credit quality of loans graded according to the probability of default are as follows:

Range of PD(%) (Probability of Default)
Grade 1	0.0 ~ 1.0
Grade 2	1.0 ~ 5.0
Grade 3	5.0 ~ 15.0
Grade 4	15.0 ~ 30.0
Grade 5	30.0 ~

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

4.2.5 Credit Risk Concentration Analysis

The details of the Company’s loans by country, as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015
	Corporate loans		%	Allowances		Carrying amount
Korea	~~W~~	—	—	~~W~~	—	~~W~~	—

	~~W~~	—	—	~~W~~	—	~~W~~	—

(In millions of Korean won)	2014
	Corporate loans		%	Allowances		Carrying amount
Korea	~~W~~	10,000	100.00	~~W~~	—	~~W~~	10,000

	~~W~~	10,000	100.00	~~W~~	—	~~W~~	10,000

The details of the Company’s corporate loans by industry as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015
	Loans		%	Allowances		Carrying amount
Financial institutions	~~W~~	—	—	~~W~~	—	~~W~~	—

	~~W~~	—	—	~~W~~	—	~~W~~	—

(In millions of Korean won)	2014
	Loans		%	Allowances		Carrying amount
Financial institutions	~~W~~	10,000	100.00	~~W~~	—	~~W~~	10,000

	~~W~~	10,000	100.00	~~W~~	—	~~W~~	10,000

4.3 Liquidity Risk

4.3.1 Overview of Liquidity Risk

Liquidity risk is the risk of insolvency or loss due to a disparity between the inflow and outflow of funds, unexpected outflow of funds, and obtaining funds at a high price or disposing of securities at an unfavorable price due to lack of available funds. The Company manages its liquidity risk through analysis of the contractual maturity of all financial assets and liabilities. The Company discloses them by maturity group: On demand, up to one month, between over one month and three months, between over three months and 12 months, between over one year and five years, and over five years.

Cash flows disclosed for the maturity analysis are undiscounted contractual principal and interest to be received (paid) and, thus, differs from the amount in the financial statements which are based on the present value of expected cash flows in some cases. The amount of interest to be received or paid on floating rate assets and liabilities is measured on the assumption that the current interest rate would be the same through maturity.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

4.3.2 Liquidity Risk Management

The liquidity risk is managed by liquidity management principles and related guidelines which are applied to the risk management policies and procedures that address all the possible risks that arise from the overall business of the Company.

4.3.3 Analysis of Remaining Contractual Maturity of Financial Assets and Liabilities

The remaining contractual maturity of financial assets and liabilities as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)
	2015
	On demand		Up to 1 month		1-3 months		3-12 months		1-5 years		Over 5 years		Total
Financial assets
Cash and due from financial institutions[1]	~~W~~	325,199	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	325,199
Financial assets designated at fair value through profit or loss[2]		—		—		—		—		—		99,118		99,118
Other financial assets		—		1		—		16,565		—		—		16,566

	~~W~~	325,199	~~W~~	1	~~W~~	—	~~W~~	16,565	~~W~~	—	~~W~~	99,118	~~W~~	440,883

Financial liabilities
Debentures	~~W~~	—	~~W~~	—	~~W~~	10,868	~~W~~	181,428	~~W~~	1,295,080	~~W~~	320,804	~~W~~	1,808,180
Other financial liabilities		—		3,288		—		—		—		—		3,288

	~~W~~	—	~~W~~	3,288	~~W~~	10,868	~~W~~	181,428	~~W~~	1,295,080	~~W~~	320,804	~~W~~	1,811,468

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

(In millions of Korean won)
	2014
	On demand		Up to 1 month		1-3 months		3-12 months		1-5 years		Over 5 years		Total
Financial assets
Cash and due from financial institutions[1]	~~W~~	30,771	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	30,771
Loans		—		26		51		10,077		—		—		10,154
Other financial assets		—		28		300,012		20,258		—		—		320,298

	~~W~~	30,771	~~W~~	54	~~W~~	300,063	~~W~~	30,335	~~W~~	—	~~W~~	—	~~W~~	361,223

Financial liabilities
Debentures	~~W~~	—	~~W~~	—	~~W~~	5,175	~~W~~	15,525	~~W~~	557,408	~~W~~	124,104	~~W~~	702,212
Other financial liabilities		—		1,119		—		—		—		—		1,119

	~~W~~	—	~~W~~	1,119	~~W~~	5,175	~~W~~	15,525	~~W~~	557,408	~~W~~	124,104	~~W~~	703,331

[1]	The amount of ~~W~~3 million, representing the restricted amount due from the financial institutions as of December 31, 2015 and 2014, is excluded.
[2]	Financial assets designated at fair value through profit or loss, hybrid capital instruments, are included in the ‘Over 5 years’ category which includes their remaining contractual maturity, owing to uncertain point of sale.

4.4 Market Risk

4.4.1 Concept

Market risk is the risk of possible losses which arise from changes in market factors, such as interest rate, stock price, foreign exchange rate and other market. The most significant risks are interest rate risks.

4.4.2 Interest Rate Risk

Definition of interest rate risk

Interest rate risk is the risk that the fair value or future cash flows arising from interest income and interest cost will fluctuate because of changes in interest.

Observation method and management indicator on interest rate risk

The main objective of interest rate risk management is to protect asset values against interest rate fluctuations. The Company manages the risk through measurement and management of interest rate VaR.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

Interest Rate VaR

Interest rate VaR is the maximum possible loss due to interest rate risk at a 99.94% confidence level. The measurement results of risk as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Interest rate VaR	~~W~~	43,091	~~W~~	16,819

4.5 Capital adequacy

The Company complies with the capital adequacy standard established by the Financial Services Commission. The capital adequacy standard is based on Basel III published by Basel Committee on Banking Supervision in Bank for International Settlements in June 2011, and was implemented in Korea in December 2013. The Group is required to maintain a minimum Common Equity Tier 1 ratio of at least 4.5%(2014: 4.0%), a minimum Tier 1 ratio of 6.0%(2014: 5.5%) and a minimum Total Regulatory Capital ratio of 8.0%(2014: 8.0%) as of December 31, 2015.

The Group’s equity capital is classified into three categories in accordance with the Supervisory Regulations and Detailed Supervisory Regulations on Financial Holding Companies:

•	Common Equity Tier 1 Capital: Common equity Tier 1 Capital represents the issued capital that takes the first and proportionately greatest share of any losses and represents the most subordinated claim in liquidation of the Group, and not repaid outside of liquidation. It includes common shares issued, capital surplus, retained earnings, non-controlling interests of consolidated subsidiaries, accumulated other comprehensive income, other capital surplus and others.

•	Additional Tier 1 Capital: Additional Tier 1 Capital includes (i) perpetual instruments issued by the Group that meet the criteria for inclusion in Additional Tier 1 capital, and (ii) stock surplus resulting from the issue of instruments included in Additional Tier 1 capital and others.

•	Tier 2 Capital: Tier 2 Capital represents the capital that takes the proportionate share of losses in the liquidation of the Group. Tier 2 Capital includes a fund raised by issuing subordinated debentures maturing in not less than 5 years that meet the criteria for inclusion in Additional Tier 2 capital, and the allowance for loan losses which are accumulated for assets classified as normal or precautionary as a result of classification of asset soundness in accordance with Regulation on Supervision of Financial Holding Companies and others.

Risk weighted asset means the inherent risks in the total assets held by the Group. The Group calculates risk weighted asset by each risk (credit risk, market risk, and operational risk) based on the Supervisory Regulations and Detailed Supervisory Regulations on Financial Holding Companies and uses it for BIS ratio calculation.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

The Group assesses and monitors its adequacy of capital by using the internal assessment and management policy of the capital adequacy. The assessment of the capital adequacy is conducted by comparing available capital (actual amount of available capital) and economic capital (amount of capital enough to cover all significant risks under target credit rate set by the Group). The Group monitors the soundness of finance and provides risk adjusted basis for performance review using the assessment of the capital adequacy.

Economic Capital is the amount of capital to prevent the inability of payment due to unexpected loss in the future. The Group measures, allocates and monitors economic capital by risk type and subsidiaries.

The Risk Management Council of the Company determines the Group’s risk appetite and allocates economic capital by risk type and subsidiary. Each subsidiary efficiently operates its capital within a range of allocated economic capital. The Risk Management Department of the Company monitors the limit on economic capital and reports the results to management and the Risk Management Council. The Group maintains the adequacy of capital through proactive review and approval of the Risk Management Committee when the economic capital is expected to exceed the limits due to new business or business expansion. The Group and its subsidiaries complied with external capital adequacy requirements as of December 31, 2015 and 2014. The Group complied with the capital adequacy standard as of December 31, 2015 and 2014.

The details of the Group’s capital adequacy ratios based on Basel III, as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Equity Capital:	~~W~~	29,140,025	~~W~~	28,347,675
Tier 1 Capital		25,585,979		24,248,598
Common Equity Tier 1 Capital		25,351,910		24,062,475
Additional Tier 1 Capital		234,069		186,123
Tier 2 Capital		3,554,046		4,099,077
Risk-weighted assets:		188,212,825		182,485,957
Equity Capital (%):		15.48		15.53
Tier 1 Capital (%)		13.59		13.29
Common Equity Tier 1 Capital (%)		13.47		13.19

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

5. Financial Assets and Financial Liabilities

5.1 Classification and Fair value of Financial Instruments

The carrying amounts and fair value of financial assets and liabilities by category as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015
	Carrying amount		Fair value
Financial assets
Financial assets designated at fair value through profit or loss	~~W~~	99,118	~~W~~	99,118
Loans and receivables
Cash and due from financial institutions		324,947		324,947
Other financial assets		16,704		16,704

	~~W~~	440,769	~~W~~	440,769

Financial liabilities
Financial liabilities at amortized cost
Debentures	~~W~~	1,647,117	~~W~~	1,678,308
Other financial liabilities		6,501		6,501

	~~W~~	1,653,618	~~W~~	1,684,809

(In millions of Korean won)	2014
	Carrying amount		Fair value
Financial assets
Loans and receivables
Cash and due from financial institutions	~~W~~	30,739	~~W~~	30,739
Loans		10,000		10,000
Other financial assets		319,973		319,973

	~~W~~	360,712	~~W~~	360,712

Financial liabilities
Financial liabilities at amortized cost
Debentures	~~W~~	628,837	~~W~~	649,476
Other financial liabilities		3,041		3,041

	~~W~~	631,878	~~W~~	652,517

Fair value is the amount for which an asset could be exchanged, or a liability could be settled, between knowledgeable, willing parties in an arm’s length transaction. For each class of financial assets and financial liabilities, the Company discloses the fair value of that class of assets and liabilities in a way that permits it to be compared with its carrying amount at the end of each reporting period. The best evidence of fair value of financial instruments is quoted price in an active market.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

Methods of determining fair value of financial instruments are as follows:

Cash and due from financial institutions	The carrying amounts of cash and demand due from financial institutions and payment due from financial institutions are a reasonable approximation of fair values. These financial instruments do not have a fixed maturity and are receivable on demand. Fair value of ordinary due from financial institutions is measured using a DCF model.

Investment securities	The fair value of financial instruments that are quoted in active markets is determined using the quoted prices. Fair value is determined through the use of independent third-party pricing services where quoted prices are not available. Pricing services use one or more of the following valuation techniques including DCF Model, Free Cash Flow to Equity Model, Comparable Company Analysis, Dividend Discount Model, Risk Adjusted Discount Rate Method, and Net Asset Value Method.

Derivatives	For exchange traded derivatives, quoted price in an active market is used to determine fair value and for OTC derivatives, fair value is determined using valuation techniques. The Company uses internally developed valuation models that are widely used by market participants to determine fair values of plain vanilla OTC derivatives including options, interest rate swaps, and currency swaps, based on observable market parameters. However, some complex financial instruments are valued using appropriate models developed from generally accepted market valuation models including the Finite Difference Method and the Monte Carlo Simulation or independent third-party valuation service.

Loans	DCF model is used to determine the fair value of loans. Fair value is determined by discounting the expected cash flows, which are contractual cash flows adjusted by the expected prepayment rate, at appropriate discount rate.

Debentures	Fair value is determined by using the valuations of independent third-party pricing services, which are calculated using market inputs.

Other financial assets and liabilities	The carrying amounts are reasonable approximation of fair values. These financial instruments are temporary accounts used for other various transactions and their maturities are relatively short or not defined.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

Fair value hierarchy

The Company believes that valuation methods used for measuring the fair values of financial instruments are reasonable and that the fair values recognized in the statements of financial position are appropriate. However, the fair values of the financial instruments recognized in the statements of financial position may be different if other valuation methods or assumptions are used. Additionally, as there is a variety of valuation techniques and assumptions used in measuring fair value, it may be difficult to reasonably compare the fair value with that of other financial institutions.

The Company classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

Level 1: The fair values are based on quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date.

Level 2: The fair values are based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: The fair values are based on unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which the fair value measurement is categorized in its entirety shall be determined on the basis of the lowest level input that is significant to the fair value measurement in its entirety. For this purpose, the significance of an input is assessed against the fair value measurement in its entirety. If a fair value measurement uses observable inputs that require significant adjustment based on unobservable inputs, that measurement is a Level 3 measurement.

Fair value hierarchy of financial assets and liabilities measured at fair value in the statement of financial position

The fair value hierarchy of financial assets measured at fair value in the statement of financial position as of December 31, 2015, is as follows:

(In millions of Korean won)	2015
	Fair value hierarchy
	Level 1		Level 2		Level 3		Total
Financial assets
Financial assets designated at fair value through profit or loss
Derivative linked securities	~~W~~	—	~~W~~	—	~~W~~	99,118	~~W~~	99,118

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

Fair value hierarchy of financial assets and liabilities whose the fair values are disclosed

The fair value hierarchy of financial assets and liabilities whose fair values are disclosed as of December 31, 2015 and 2014, is as follows:

(In millions of Korean won)	2015
	Fair value hierarchy
	Level 1		Level 2		Level 3		Total
Financial assets
Cash and due from financial institutions[1]	~~W~~	—	~~W~~	324,947	~~W~~	—	~~W~~	324,947
Other financial assets		—		—		16,704		16,704

	~~W~~	—	~~W~~	324,947	~~W~~	16,704	~~W~~	341,651

Financial liabilities
Debentures	~~W~~	—	~~W~~	1,678,308	~~W~~	—	~~W~~	1,678,308
Other financial liabilities		—		—		6,501		6,501

	~~W~~	—	~~W~~	1,678,308	~~W~~	6,501	~~W~~	1,684,809

(In millions of Korean won)	2014
	Fair value hierarchy
	Level 1		Level 2		Level 3		Total
Financial assets
Cash and due from financial institutions[1]	~~W~~	—	~~W~~	30,739	~~W~~	—	~~W~~	30,739
Loans[2]		—		—		10,000		10,000
Other financial assets		—		—		319,973		319,973

	~~W~~	—	~~W~~	30,739	~~W~~	329,973	~~W~~	360,712

Financial liabilities
Debentures	~~W~~	—	~~W~~	649,476	~~W~~	—	~~W~~	649,476
Other financial liabilities		—		—		3,041		3,041

	~~W~~	—	~~W~~	649,476	~~W~~	3,041	~~W~~	652,517

[1]	Because due from financial institutions classified as level 2 are deposits on demand, we regarded the carrying amount as representative of fair value.
[2]	Because loans classified as level 3 are loans with interest rate reset period of up to three months, we regarded the carrying amount as representative of fair value.

5.2 Level 3 of the Fair Value Hierarchy Disclosure

5.2.1 Valuation Policy and Process of Level 3 Fair Value

The Company uses external, independent and qualified independent third-party valuation service in addition to internal valuation models to determine the fair value of the Company’s assets at the end of every reporting period.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

5.2.2 Changes in fair value (Level 3) measured using valuation technique based on unobservable in market

Changes in Level 3 of the fair value hierarchy for the year ended December 31, 2015, is as follows:

(In millions of Korean won)	2015
	Financial assets at fair value through profit or loss
	Designated at fair value through profit or loss
Beginning balance	~~W~~	—
Total gains or losses
- Profit or loss		(882)
- Other comprehensive income		—
Purchases		100,000
Sales		—
Issues		—
Settlements		—
Transfers into Level 3		—
Transfers out of Level 3		—

Ending balance	~~W~~	99,118

In relation to changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the period, and total gains or losses for the period included in profit or loss for financial instruments held at the end of the reporting period in the statement of comprehensive income for the year ended December 31, 2015, is as follows:

(In millions of Korean won)	2015
	Expense from financial investments at fair value through profit or loss		Other operating income		Net interest income
Total gains or losses included in profit or loss for the period	~~W~~	(882)	~~W~~	—	~~W~~	—
Total gains or losses for the period included in profit or loss for financial instruments held at the end of the reporting period		(882)		—		—

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

5.2.3 Sensitivity analysis of changes in unobservable inputs

Information about fair value measurements using unobservable inputs

(In millions of Korean won)	2015
	Fair value		Valuation technique	Inputs	Unobservable inputs	Range of unobservable inputs(%)	Relationship of unobservable inputs to fair value
Financial assets
Financial assets designated at fair value through profit or loss
Derivative linked securities	~~W~~	99,118	Hull and White Model, Monte Carlo Simulation, DCF Model	Discount rate, Volatility of interest rate	Discount rate	2.75~5.07	The lower the discount rate, the higher the fair value
					Volatility of interest rate	0.45	The higher the volatility, the higher the fair value fluctuation

Sensitivity analysis of changes in unobservable inputs

Sensitivity analysis of financial instruments is performed to measure favorable and unfavorable changes in the fair value of financial instruments which are affected by the unobservable parameters, using a statistical technique. When the fair value is affected by more than two input parameters, the amounts represent the most favorable or most unfavorable. Amongst Level 3 financial instruments subject to sensitivity analysis are equity-related derivatives, currency-related derivatives and interest rate-related derivatives whose fair value changes are recognized in profit or loss as well as debt securities and unlisted equity securities (including private equity funds) whose fair value changes are recognized in profit or loss or other comprehensive income or loss.

Sensitivity analyses by type of instrument as a result of varying input parameters are as follows:

(In millions of Korean won)	2015
	Recognition in profit or loss				Other comprehensive income or loss
	Favorable changes		Unfavorable changes		Favorable changes		Unfavorable changes
Financial assets
Financial assets designated at fair value through profit or loss
Derivative linked securities[1]	~~W~~	6,422	~~W~~	(5,867)	~~W~~	—	~~W~~	—

[1]	For equity securities, the changes in fair value are calculated by shifting principal unobservable input parameters such as discount rate(2.75~5.07%), the correlation of rates of long-term interest rate and short-term interest rate, or the volatility of the interest rate is shifted by ± 1%.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

6. Due from Financial Institution

The details of due from financial institution as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)		Financial Institution	Interest rate (%) (Dec. 31, 2015)	2015		2014
Due from financial institution in Korean won	Due from banking institution	Kookmin Bank	0.00 ~ 1.30	~~W~~	324,947	~~W~~	30,739

The maturities of due from financial institution, excluding restricted due from financial institution, as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015
	Up to 3 months		3~6 months		6~12 months		1~3 years		Over 3 years		Total
Due from financial institution in Korean won	~~W~~	324,944	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	324,944

(In millions of Korean won)	2014
	Up to 3 months		3~6 months		6~12 months		1~3 years		Over 3 years		Total
Due from financial institution in Korean won	~~W~~	30,736	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	30,736

Restricted due from financial institution as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	Financial Institution	2015		2014		Reason for restriction
Due from financial institution in Korean won	Kookmin Bank	~~W~~	3	~~W~~	3	Pledged as collateral for the overdraft facility

		~~W~~	3	~~W~~	3

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

7. Financial Assets at Fair Value through Profit or Loss

Financial assets at fair value through profit or losses as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Financial assets designated at fair value through profit or loss
Derivative linked securities	~~W~~	99,118	~~W~~	—

8. Loans

Loans as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Loans	~~W~~	—	~~W~~	10,000
Less: Allowances for loan losses		—		—

Carrying amount	~~W~~	—	~~W~~	10,000

9. Subsidiaries

The details of subsidiaries as of December 31, 2015, are as follows:

Name of subsidiary	Industry	Location
Kookmin Bank	Banking and domestic, foreign exchange transaction	Korea
KB Kookmin Card Co., Ltd.	Credit card	Korea
KB Investment & Securities Co., Ltd.	Financial investment	Korea
KB Life Insurance Co., Ltd.	Life insurance	Korea
KB Asset Management Co., Ltd.	Investment advisory and collective investment	Korea
KB Capital Co., Ltd.	Financial Leasing	Korea
KB Savings Bank Co., Ltd.	Savings Banking	Korea
KB Real Estate Trust Co., Ltd.	Real estate trust management	Korea
KB Investment Co., Ltd.	Capital investment	Korea
KB Credit Information Co., Ltd.	Collection of receivables and credit investigation	Korea
KB Data System Co., Ltd.	System software, development and supply	Korea

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

Investments in subsidiaries as of December 31, 2015 and 2014, are as follows:

	Number of Issued Shares	Ownership(%)	Carrying amount (in millions of Korean won)
Name of subsidiary	(Dec. 31, 2015)		2015		2014
Kookmin Bank	404,379,116	100.00	~~W~~	14,821,721	~~W~~	14,821,721
KB Kookmin Card Co., Ltd.	92,000,000	100.00		1,953,175		1,953,175
KB Investment & Securities Co., Ltd.	31,588,314	100.00		507,212		507,212
KB Life Insurance Co., Ltd.	91,200,000	100.00		485,314		485,314
KB Asset Management Co., Ltd.	7,667,550	100.00		96,312		96,312
KB Capital Co., Ltd.[1]	11,180,630	52.02		279,870		279,870
KB Savings Bank Co., Ltd.	8,001,912	100.00		157,544		157,544
KB Real Estate Trust Co., Ltd.	16,000,000	100.00		121,553		121,553
KB Investment Co., Ltd.	8,951,797	100.00		104,910		104,910
KB Credit Information Co., Ltd.	1,252,400	100.00		23,621		23,621
KB Data System Co., Ltd.	800,000	100.00		6,334		6,334

			~~W~~	18,557,566	~~W~~	18,557,566

[1]	The Company acquired the 52.02% of total issued shares of Woori Financial Co., Ltd. for ~~W~~279,870 million and changed the name from Woori Financial Co., Ltd. to KB Capital Co., Ltd. in 2014.

The changes in accumulated impairment losses on investments in subsidiaries for the years ended December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015
	Beginning		Impairment		Others		Ending
Accumulated impairment losses on investments in subsidiaries	~~W~~	(51,742)	~~W~~	—	~~W~~	—	~~W~~	(51,742)

(In millions of Korean won)	2014
	Beginning		Impairment		Others		Ending
Accumulated impairment losses on investments in subsidiaries[1]	~~W~~	(36,995)	~~W~~	(14,747)	~~W~~	—	~~W~~	(51,742)

[1]	The industry environment of savings banks has deteriorated continuously and their performance fell short of expectations primarily due to a decline of benchmark interest rate. Considering the recent downturn, the Company recognized the impairment loss on investment in of KB Savings Bank Co., Ltd.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

10. Investment in Associate

The details of investment in associate as of December 31, 2015, are as follows:

(In millions of Korean won)	2015
Name of associate	Ownership (%)	Acquisition cost		Share of net asset amount		Carrying amount		Industry	Location
KB Insurance Co., Ltd.	33.29	~~W~~	883,065	~~W~~	1,077,380	~~W~~	883,065	Non-life insurance	Korea

The changes in investments in associates for the years ended December 31, 2015, are as follows:

(In millions of Korean won)	2015
Name of associate	Beginning		Acquisition		Disposal		Impairment		Ending
KB Insurance Co., Ltd.	~~W~~	—	~~W~~	883,065	~~W~~	—	~~W~~	—	~~W~~	883,065

11. Property and Equipment

The details of property and equipment as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015
	Acquisition cost		Accumulated depreciation		Accumulated impairment losses		Carrying amount
Leasehold improvements	~~W~~	771	~~W~~	(573)	~~W~~	—	~~W~~	198
Equipment and vehicles		4,903		(4,523)		—		380

	~~W~~	5,674	~~W~~	(5,096)	~~W~~	—	~~W~~	578

(In millions of Korean won)	2014
	Acquisition cost		Accumulated depreciation		Accumulated impairment losses		Carrying amount
Leasehold improvements	~~W~~	521	~~W~~	(417)	~~W~~	—	~~W~~	104
Equipment and vehicles		4,787		(4,377)		—		410

	~~W~~	5,308	~~W~~	(4,794)	~~W~~	—	~~W~~	514

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

The changes in property and equipment for the years ended December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015
	Beginning		Acquisition		Depreciation		Ending
Leasehold improvements	~~W~~	104	~~W~~	250	~~W~~	(156)	~~W~~	198
Equipment and vehicles		410		151		(181)		380

	~~W~~	514	~~W~~	401	~~W~~	(337)	~~W~~	578

(In millions of Korean won)	2014
	Beginning		Acquisition		Depreciation		Ending
Leasehold improvements	~~W~~	93	~~W~~	97	~~W~~	(86)	~~W~~	104
Equipment and vehicles		549		128		(267)		410

	~~W~~	642	~~W~~	225	~~W~~	(353)	~~W~~	514

12. Intangible Assets

The details of intangible assets as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015
	Acquisition Cost		Accumulated amortization		Accumulated impairment losses		Carrying amount
Software	~~W~~	2,612	~~W~~	(2,237)	~~W~~	—	~~W~~	375
Membership rights		9,439		—		(2,060)		7,379
Other intangible assets		3,657		(2,983)		—		674

	~~W~~	15,708	~~W~~	(5,220)	~~W~~	(2,060)	~~W~~	8,428

(In millions of Korean won)	2014
	Acquisition Cost		Accumulated amortization		Accumulated impairment losses		Carrying amount
Software	~~W~~	2,571	~~W~~	(2,022)	~~W~~	—	~~W~~	549
Membership rights		9,497		—		(1,988)		7,509
Other intangible assets		3,315		(2,689)		—		626

	~~W~~	15,383	~~W~~	(4,711)	~~W~~	(1,988)	~~W~~	8,684

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

The changes in intangible assets for the years ended December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015
	Beginning		Acquisition		Disposal		Amortization		Impairment[1]		Ending
Software	~~W~~	549	~~W~~	42	~~W~~	—	~~W~~	(216)	~~W~~	—	~~W~~	375
Membership rights		7,509		102		(157)		—		(75)		7,379
Other intangible assets		626		342		—		(294)		—		674

	~~W~~	8,684	~~W~~	486	~~W~~	(157)	~~W~~	(510)	~~W~~	(75)	~~W~~	8,428

(In millions of Korean won)	2014
	Beginning		Acquisition		Disposal		Amortization		Impairment[1]		Ending
Software	~~W~~	629	~~W~~	140	~~W~~	—	~~W~~	(220)	~~W~~	—	~~W~~	549
Membership rights		8,520		25		(1,035)		—		(1)		7,509
Other intangible assets		984		—		—		(358)		—		626

	~~W~~	10,133	~~W~~	165	~~W~~	(1,035)	~~W~~	(578)	~~W~~	(1)	~~W~~	8,684

[1]	Membership rights with indefinite useful lives recognized impairment losses because their recoverable amount is lower than their carrying amount.

The changes in accumulated impairment losses on intangible assets for the years ended December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015
	Beginning		Impairment		Disposal		Ending
Accumulated impairment losses on intangible assets	~~W~~	(1,988)	~~W~~	(75)	~~W~~	3	~~W~~	(2,060)

(In millions of Korean won)	2014
	Beginning		Impairment		Disposal		Ending
Accumulated impairment losses on intangible assets	~~W~~	(3,172)	~~W~~	(1)	~~W~~	1,185	~~W~~	(1,988)

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

13. Deferred Income Tax Assets and Liabilities

The details of deferred income tax assets and liabilities as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015
	Assets		Liabilities		Net amount
Share-based payments	~~W~~	2,270	~~W~~	—	~~W~~	2,270
Membership rights		499		—		499
Defined benefit obligation		1,308		—		1,308
Plan assets		—		(502)		(502)
Short-term employee benefits		309		—		309
Others		631		—		631

		5,017		(502)		4,515

Offsetting of deferred tax assets and liabilities		(502)		502		—

	~~W~~	4,515	~~W~~	—	~~W~~	4,515

(In millions of Korean won)	2014
	Assets		Liabilities		Net amount
Share-based payments	~~W~~	2,211	~~W~~	—	~~W~~	2,211
Membership rights		481		—		481
Defined benefit obligation		1,549		—		1,549
Plan assets		—		(861)		(861)
Short-term employee benefits		285		—		285
Others		424		—		424

		4,950		(861)		4,089

Offsetting of deferred tax assets and liabilities		(861)		861		—

	~~W~~	4,089	~~W~~	—	~~W~~	4,089

Unrecognized deferred income tax assets

No deferred income tax assets have been recognized for the deductible temporary difference of ~~W~~2,896,164 million, ~~W~~66,162 million and ~~W~~51,742 million associated with investments in subsidiaries, tax loss carryforwards and impairment losses on investments in subsidiaries, respectively, as of December 31, 2015, due to the uncertainty that all these will be realized in the future.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

Unrecognized deferred income tax liabilities

No deferred income tax liabilities have been recognized for the taxable temporary difference of ~~W~~2,395,805 million associated with investments in subsidiaries as of December 31, 2015, due to the following reasons:

•	The Company is able to control the timing of the reversal of the temporary difference.

•	It is probable that the temporary difference will not reverse in the foreseeable future.

The changes in cumulative temporary differences for the years ended December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015
	Beginning		Decrease		Increase		Ending
Deductible temporary differences
Share-based payments	~~W~~	9,136	~~W~~	1,555	~~W~~	1,799	~~W~~	9,380
Membership rights		1,989		3		75		2,061
Investments in subsidiaries		2,896,164		—		—		2,896,164
Defined benefit obligation		6,401		4,178		3,182		5,405
Short-term employee benefits		1,179		1,179		1,279		1,279
Tax loss carryforwards		66,162		—		—		66,162
Impairment losses on investments in subsidiaries		51,742		—		—		51,742
Others		1,749		1,743		2,602		2,608

		3,034,522	~~W~~	8,658	~~W~~	8,937		3,034,801

Unrecognized deferred income tax assets:
Investments in subsidiaries		2,896,164						2,896,164
Tax loss carryforwards		66,162						66,162
Impairment losses on investments in subsidiaries		51,742						51,742

		20,454						20,733

Tax rate (%)		24.2						24.2

Deferred income tax assets from deductible temporary differences	~~W~~	4,950					~~W~~	5,017

Taxable temporary differences
Investments in subsidiaries	~~W~~	(2,395,805)	~~W~~	—	~~W~~	—	~~W~~	(2,395,805)
Plan assets		(3,556)		(4,179)		(2,696)		(2,073)

		(2,399,361)	~~W~~	(4,179)	~~W~~	(2,696)		(2,397,878)

Unrecognized deferred income tax liabilities:
Investments in subsidiaries		(2,395,805)						(2,395,805)

		(3,556)						(2,073)

Tax rate (%)		24.2						24.2

Deferred income tax liabilities from taxable temporary differences	~~W~~	(861)					~~W~~	(502)

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

(In millions of Korean won)	2014
	Beginning		Decrease		Increase		Ending
Deductible temporary differences
Share-based payments	~~W~~	9,720	~~W~~	584	~~W~~	—	~~W~~	9,136
Membership rights		3,065		1,077		1		1,989
Investments in subsidiaries		2,896,164		—		—		2,896,164
Defined benefit obligation		5,757		3,164		3,808		6,401
Short-term employee benefits		986		986		1,179		1,179
Tax loss carryforwards		77,275		11,113		—		66,162
Impairment losses on investments in subsidiaries		36,995		—		14,747		51,742
Others		2,432		2,430		1,747		1,749

		3,032,394	~~W~~	19,354	~~W~~	21,482		3,034,522

Unrecognized deferred income tax assets:
Investments in subsidiaries		2,896,164						2,896,164
Tax loss carryforwards		77,275						66,162
Impairment losses on investments in subsidiaries		36,995						51,742

		21,960						20,454

Tax rate (%)		24.2						24.2

Deferred income tax assets from deductible temporary differences	~~W~~	5,314					~~W~~	4,950

Taxable temporary differences
Investments in subsidiaries	~~W~~	(2,395,805)	~~W~~	—	~~W~~	—	~~W~~	(2,395,805)
Plan assets		(4,593)		(3,165)		(2,128)		(3,556)

		(2,400,398)	~~W~~	(3,165)	~~W~~	(2,128)		(2,399,361)

Unrecognized deferred income tax liabilities:
Investments in subsidiaries		(2,395,805)						(2,395,805)

		(4,593)						(3,556)

Tax rate (%)		24.2						24.2

Deferred income tax liabilities from taxable temporary differences	~~W~~	(1,111)					~~W~~	(861)

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

14. Other Assets

The details of other assets as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Other financial assets
Other receivables	~~W~~	—	~~W~~	300,041
Accrued income		341		37
Guarantee deposits		16,363		19,895

		16,704		319,973

Other assets
Other receivables		120,511		278,190
Prepaid expenses		673		681
Guarantee deposits		43		—
Advance payments		23		85

		121,250		278,956

	~~W~~	137,954	~~W~~	598,929

15. Debentures

The details of debentures as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)
	Issued date	Expiration date	Annual interest rates (%) (Dec. 31, 2015)	2015		2014
Unguaranteed debentures No. 3-1	2013.08.13	2016.08.13	3.14	~~W~~	150,000	~~W~~	150,000
Unguaranteed debentures No. 3-2	2013.08.13	2018.08.13	3.46		130,000		130,000
Unguaranteed debentures No. 3-3	2013.08.13	2020.08.13	3.65		70,000		70,000
Unguaranteed debentures No. 4	2014.03.17	2017.03.17	3.02		150,000		150,000
Unguaranteed debentures No. 5-1	2014.03.19	2019.03.19	3.31		80,000		80,000
Unguaranteed debentures No. 5-2	2014.03.19	2021.03.19	3.50		50,000		50,000
Unguaranteed debentures No. 6	2015.02.26	2022.02.26	2.38		30,000		—
Unguaranteed debentures No. 7	2015.06.23	2018.06.23	1.98		150,000		—

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

Unguaranteed debentures No. 8	2015.06.23	2020.06.23	2.34		100,000		—
Unguaranteed debentures No. 9	2015.06.23	2022.06.23	2.52		150,000		—
Unguaranteed debentures No. 10	2015.09.17	2020.09.17	2.16		20,000		—
Unguaranteed debentures No. 11	2015.09.23	2020.09.23	2.06		30,000		—
Unguaranteed debentures No. 12-1	2015.11.27	2018.11.27	2.07		80,000		—
Unguaranteed debentures No. 12-2	2015.11.27	2020.11.27	2.26		110,000		—
Unguaranteed debentures No. 12-3	2015.11.27	2022.11.27	2.38		50,000		—
Unguaranteed debentures No. 13	2015.12.04	2018.12.04	2.09		130,000		—
Unguaranteed debentures No. 14-1	2015.12.09	2020.12.09	2.27		140,000		—
Unguaranteed debentures No. 14-2	2015.12.09	2022.12.09	2.38		30,000		—

					1,650,000		630,000
	Bond Discounts				(2,883)		(1,163)

				~~W~~	1,647,117	~~W~~	628,837

The maturities of debentures as of December 31, 2015 and 2014, are as follows:

	2015
(In millions of Korean won)	Up to 3 months		3~6 months		6~12 months		1~3 years		Over 3 years		Total
Debentures in Korean won	~~W~~	—	~~W~~	—	~~W~~	150,000	~~W~~	640,000	~~W~~	860,000	~~W~~	1,650,000

	2014
(In millions of Korean won)	Up to 3 months		3~6 months		6~12 months		1~3 years		Over 3 years		Total
Debentures in Korean won	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	300,000	~~W~~	330,000	~~W~~	630,000

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

The changes in debentures based on face value for the years ended December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015
	Beginning		Issuance		Repayment		Ending
Debentures in Korean won	~~W~~	630,000	~~W~~	1,020,000	~~W~~	—	~~W~~	1,650,000

(In millions of Korean won)	2014
	Beginning		Issuance		Repayment		Ending
Debentures in Korean won	~~W~~	350,000	~~W~~	280,000	~~W~~	—	~~W~~	630,000

16. Net Defined Benefit Liabilities

Defined benefit plan

The Company operates a defined benefit plan which has the following characteristics:

•	The Company has the obligation to pay the agreed benefits to all its current and former employees.

•	Actuarial risk (that benefits will cost more than expected) and investment risk fall, in substance, on the Company.

The defined benefit obligation recognized in the statements of financial position is calculated by independent actuaries in accordance with actuarial valuation method.

The defined benefit obligation is calculated using the Projected Unit Credit method (the ‘PUC’). The data used in the PUC such as interest rates, future salary increase rate, mortality rate and consumer price index are based on observable market data and historical data which are updated annually.

Actuarial assumptions may differ from actual result due to change in the market, economic trend and mortality trend which may impact defined benefit obligation liabilities and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income(loss).

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

The changes in the defined benefit obligation for the years ended December 31, 2015 and 2014, are as follows:

	2015
(In millions of Korean won)	Present value of defined benefit obligation		Fair value of plan assets		Net defined benefit liabilities
Beginning	~~W~~	13,117	~~W~~	(12,314)	~~W~~	803
Current service cost		1,835		—		1,835
Interest cost(income)		403		(378)		25
Remeasurements:
Actuarial gains and losses by changes in demographic assumptions		(616)		—		(616)
Actuarial gains and losses by changes in financial assumptions		(309)		—		(309)
Actuarial gains and losses by experience adjustments		1,751		—		1,751
Return on plan assets (excluding amounts included in interest income)		—		151		151
Contributions by the employer		—		(3,089)		(3,089)
Payments from plans		(1,687)		1,687		—
Payments from the Company		(79)		—		(79)
Transfer in		3,462		(3,343)		119
Transfer out		(2,492)		2,492		—

Ending	~~W~~	15,385	~~W~~	(14,794)	~~W~~	591

	2014
(In millions of Korean won)	Present value of defined benefit obligation		Fair value of plan assets		Net defined benefit liabilities
Beginning	~~W~~	9,532	~~W~~	(8,099)	~~W~~	1,433
Current service cost		1,523		—		1,523
Interest cost(income)		380		(323)		57
Remeasurements:
Actuarial gains and losses by changes in financial assumptions		1,219		—		1,219
Actuarial gains and losses by experience adjustments		687		—		687
Return on plan assets (excluding amounts included in interest income)		—		103		103
Contributions by the employer		—		(4,121)		(4,121)
Payments from plans		(987)		987		—
Payments from the Company		(80)		—		(80)
Transfer in		2,231		(2,231)		—
Transfer out		(1,388)		1,370		(18)

Ending	~~W~~	13,117	~~W~~	(12,314)	~~W~~	803

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

The details of the net defined benefit liabilities as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Present value of defined benefit obligation	~~W~~	15,385	~~W~~	13,117
Fair value of plan assets		(14,794)		(12,314)

Net defined benefit liabilities	~~W~~	591	~~W~~	803

The details of post-employment benefits recognized in profit or loss as employee compensation and benefits for the years ended December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Current service cost	~~W~~	1,835	~~W~~	1,523
Interest expenses of net defined benefit liabilities		25		57

Post-employment benefits	~~W~~	1,860	~~W~~	1,580

Remeasurements of the net defined benefit liabilities recognized as other comprehensive income(loss) for the years ended December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Remeasurements
Return on plan assets (excluding amounts included in interest income)	~~W~~	(151)	~~W~~	(103)
Actuarial gains and losses		(826)		(1,906)
Income tax effects		236		486

Remeasurements after income tax	~~W~~	(741)	~~W~~	(1,523)

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

Plan assets as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015
	Assets quoted in an active market		Assets not quoted in an active market		Total
Cash and due from financial institutions	~~W~~	—	~~W~~	14,794	~~W~~	14,794

(In millions of Korean won)	2014
	Assets quoted in an active market		Assets not quoted in an active market		Total
Cash and due from financial institutions	~~W~~	—	~~W~~	12,314	~~W~~	12,314

Key actuarial assumptions used as of December 31, 2015 and 2014, are as follows:

	2015	2014
Discount rate (%)	2.50	3.10
Future salary increase rate (%)	4.00	4.55
Turnover (%)	1.00	0.70

Mortality assumptions are based on the 8th experience-based mortality table(retirement pension) of Korea Insurance Development Institute of 2015.

The sensitivity of the defined benefit obligation to changes in the principal assumptions as of December 31, 2015, is as follows:

Effect on net defined benefit obligation
	Changes in principal assumption	Increase in principal assumption	Decrease in principal assumption
Discount rate (%)	0.5%p.	5.58% decrease	6.02% increase
Salary increase rate (%)	0.5%p.	5.90% increase	5.53% decrease
Turnover (%)	0.5%p.	0.59% decrease	0.61% increase

The above sensitivity analyses are based on a change in an assumption while holding all other assumptions constant. In practice, this is unlikely to occur, and changes in some of the assumptions may be correlated. The sensitivity of the defined benefit obligation to changes in principal actuarial assumptions is calculated using the projected unit credit method, the same method applied when calculating the defined benefit obligations recognized on the statement of financial position.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

Expected maturity analysis of undiscounted pension benefits as of December 31, 2015, are as follows:

(In millions of Korean won)	Up to 1 year		1 ~ 2 years		2 ~ 5 years		5 ~ 10 years		Over 10 years		Total
Pension benefits	~~W~~	305	~~W~~	268	~~W~~	1,679	~~W~~	8,880	~~W~~	46,847	~~W~~	57,979

The weighted average duration of the defined benefit obligation is 11.9 years.

Expected contribution to plan assets for periods after December 31, 2015, is estimated to be approximately ~~W~~ 2,100 million.

17. Other Liabilities

The details of other liabilities as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Other financial liabilities
Other payables	~~W~~	901	~~W~~	360
Accrued expenses		5,600		2,681

		6,501		3,041

Other non-financial liabilities
Other payables		59,744		16,291
Accrued expenses		56,759		51,978
Withholding taxes		277		258

		116,780		68,527

	~~W~~	123,281	~~W~~	71,568

18. Equity

18.1 Share capital

The details of share capital as of December 31, 2015 and 2014, are as follows:

	2015		2014
Type	Ordinary share		Ordinary share
Number of authorized shares		1,000,000,000		1,000,000,000
Par value per share	~~W~~	5,000	~~W~~	5,000
Number of issued shares		386,351,693		386,351,693
Share capital[1]	~~W~~	1,931,758	~~W~~	1,931,758

[1]	In millions of Korean won.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

The changes in shares outstanding for the years ended December 31, 2015 and 2014, are as follows:

(Number of issued shares)	2015	2014
Beginning	386,351,693	386,351,693
Increase	—	—
Decrease	—	—

Ending	386,351,693	386,351,693

18.2 Capital Surplus

The details of capital surplus as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Share premium	~~W~~	12,226,597	~~W~~	12,226,597
Other capital surplus		1,287,212		1,287,212

	~~W~~	13,513,809	~~W~~	13,513,809

18.3 Accumulated other comprehensive loss

The details of accumulated other comprehensive loss as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Remeasurements of net defined benefit liabilities	~~W~~	(4,979)	~~W~~	(4,238)

	~~W~~	(4,979)	~~W~~	(4,238)

The changes in accumulated other comprehensive loss for the years ended December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015
	Beginning		Changes		Tax effect		Ending
Remeasurements of net defined benefit liabilities	~~W~~	(4,238)	~~W~~	(977)	~~W~~	236	~~W~~	(4,979)

	~~W~~	(4,238)	~~W~~	(977)	~~W~~	236	~~W~~	(4,979)

(In millions of Korean won)	2014
	Beginning		Changes		Tax effect		Ending
Remeasurements of net defined benefit liabilities	~~W~~	(2,715)	~~W~~	(2,009)	~~W~~	486	~~W~~	(4,238)

	~~W~~	(2,715)	~~W~~	(2,009)	~~W~~	486	~~W~~	(4,238)

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

18.4 Retained Earnings

The details of retained earnings as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Legal reserves	~~W~~	251,517	~~W~~	208,221
Voluntary reserves		982,000		982,000
Regulatory reserve for credit losses		2,942		1,295
Retained earnings before appropriation		1,550,957		1,653,829

	~~W~~	2,787,416	~~W~~	2,845,345

With respect to the allocation of net profit earned in a fiscal term, the Company must set aside in its legal reserve an amount equal to at least 10% of its net income after tax as reported in the separate statement of comprehensive income each time it pays dividends on its net profits earned until its legal reserve reaches at least the aggregate amount of its paid-in capital in accordance with Article 53 of the Financial Holding Company Act. The reserve is not available for the payment of cash dividends, but may be transferred to share capital, or used to reduce accumulated deficit.

Appropriation of retained earnings

(Expected Date of appropriation for 2015: March 25, 2016)

(Date of appropriation for 2014: March 27, 2015)

(In millions of Korean won)	2015		2014
Unappropriated retained earnings
Balance at the beginning of year	~~W~~	1,307,532	~~W~~	1,220,878
Profit for the year		243,425		432,951

		1,550,957		1,653,829

Transfers such as discretionary reserves
Regulatory reserve for credit losses		2,338		—

		2,338		—

Appropriation of retained earnings
Legal reserve		24,343		43,296
Regulatory reserve for credit losses		—		1,647
Cash dividends		378,625		301,354
(Dividends per common share:~~W~~ 980 (19.6%) in 2015)
(Dividends per common share:~~W~~ 780 (15.6%) in 2014)

		402,968		346,297

Unappropriated retained earnings to be carried over to subsequent year	~~W~~	1,150,327	~~W~~	1,307,532

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

Regulatory Reserve for Credit Losses

Measurement and disclosure of regulatory reserve for credit losses are required in accordance with Articles 26 through 28 of the Supervisory Regulations on Financial Holding Companies.

The details of the regulatory reserve for credit losses as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Beginning	~~W~~	2,942	~~W~~	1,295
Amounts estimated to be appropriated		(2,338)		1,647

Ending	~~W~~	604	~~W~~	2,942

The adjustments to the regulatory reserve for credit losses for the years ended December 31, 2015 and 2014, are as follows:

(In millions of Korean won, except per share amounts)	2015		2014
Provision(Reversal) of regulatory reserve for credit losses	~~W~~	(2,338)	~~W~~	1,647
Adjusted profit after provision of regulatory reserve for credit losses[1]		245,763		431,304
Adjusted basic earnings per share after provision of regulatory reserve for credit losses[1]		636		1,116
Adjusted diluted earnings per share after provision of regulatory reserve for credit losses[1]		633		1,112

[1]	Adjusted profit after provision(reversal) of regulatory reserve for credit losses is not in accordance with Korean IFRS and calculated on the assumption that provision(reversal) of regulatory reserve for credit losses before income tax is adjusted to the profit for the period.

19. Dividends

The dividends paid to the shareholders of the Company in 2015 and 2014 were ~~W~~301,354 million (~~W~~780 per share) and ~~W~~193,176 million (~~W~~500 per share), respectively. The dividend to the shareholders in respect of the year ended December 31, 2015, of ~~W~~980 per share, amounting to total dividends of ~~W~~378,625 million, is to be proposed at the annual general meeting on March 25, 2016. The Company’s separate financial statements as of December 31, 2015, do not reflect this dividend payable.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

20. Net Interest Income

Interest income and interest expense for the years ended December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Interest income
Due from financial institutions	~~W~~	1,836	~~W~~	1,478
Loans		45		373
Others		304		540

		2,185		2,391

Interest expense
Debts		71		—
Debentures		27,858		19,149

		27,929		19,149

Net interest income	~~W~~	(25,744)	~~W~~	(16,758)

21. Net Fee and Commission Income

Fee and commission income and fee and commission expense for the years ended December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Fee and commission income
Fees in Korean won	~~W~~	—	~~W~~	—

Fee and commission expense
Fees paid in Korean won		8,094		6,548
Fees paid in foreign currency		134		110

		8,228		6,658

Net fee and commission income	~~W~~	(8,228)	~~W~~	(6,658)

22. Net Gains or Losses on Financial Instruments at Fair Value through Profit or Loss

Net gains or losses on financial instruments at fair value through profit or loss includes interest income, dividend income and gains or losses arising from changes in the fair values, sales and redemptions. The details for the years ended December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Gains related to financial instruments at fair value through profit or loss
Financial assets designated at fair value through profit or loss	~~W~~	2,540	~~W~~	—

		2,540		—

Losses related to financial instruments at fair value through profit or loss
Financial assets designated at fair value through profit or loss		(882)		—

		(882)		—

Net Gains on financial instruments at fair value through profit or loss	~~W~~	1,658	~~W~~	—

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

23. Net Other Operating Income

Other operating income and other operating expense for the years ended December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Other operating income
Dividend income from subsidiaries	~~W~~	315,527	~~W~~	508,529
Other operating expense
Impairment losses on investments in subsidiaries		—		14,747

Net other operating income	~~W~~	315,527	~~W~~	493,782

24. General and Administrative Expenses

The details of general and administrative expenses for the years ended December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Employee Benefits
Salaries and other short-term employee benefits - Salaries	~~W~~	20,870	~~W~~	19,381
Salaries and other short-term employee benefits - Others		4,016		3,429
Termination benefits		163		—
Post-employment benefits - defined benefit plans		1,860		1,580
Post-employment benefits - defined contribution plans		6		—
Share-based payments		1,799		801

		28,714		25,191

Depreciation and amortization		846		931

Other general and administrative expenses
Travel		343		56
Communications		394		399
Tax and dues		233		191
Publication		175		170
Rental expense		1,519		1,772
Vehicle		146		219
Service fees		1,959		1,972
Advertising		653		641
Training		305		142
Others		4,629		4,658

		10,356		10,220

	~~W~~	39,916	~~W~~	36,342

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

Share-Based Payments

The details of share based payments of December 31, 2015, is as follows:

(In number of shares)	Grant date	Number of granted shares[1]	Vesting conditions
(KB Financial Group Inc.)
Series 4	2010.07.13	180,707	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,3]
Series 8	2012.01.01	13,471	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,4]
Series 9	2013.07.17	37,904	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,4]
Series 10	2014.01.01	19,042	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,4]
Series 11	2013.07.13	69,892	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,3]
Series 12	2014.11.21	32,449	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,5]
Series 13	2015.01.01	36,210	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,6]
Series 14	2015.07.17	23,525	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,6]
Deferred grant in 2012	—	2,798	Satisfied
Deferred grant in 2013	—	8,021	Satisfied
Deferred grant in 2014	—	15,859	Satisfied

		439,878

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

(Kookmin Bank)
Series 48	2013.07.23	14,470	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,7]
Series 49	2013.07.24	36,495	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,7]
Series 50	2013.07.24	9,214	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,7]
Series 52	2013.08.01	10,278	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,7]
Series 57	2014.01.01	8,853	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,7]
Series 58	2014.01.01	78,700	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,7]
Series 60	2015.01.01	349,984	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,7]
Series 61	2015.04.14	8,390	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,7]
Series 62	2015.01.12	15,965	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,7]
Series 63	2015.08.01	9,969	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,7]
Series 64	2015.07.24	35,069	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,7]
Series 65	2015.08.26	13,828	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,7]
Series 66	2014.11.21	28,392	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,5]
Deferred grant in 2010	—	50	Satisfied
Deferred grant in 2011	—	101	Satisfied
Deferred grant in 2012	—	13,082	Satisfied
Deferred grant in 2013	—	69,240	Satisfied
Deferred grant in 2014	—	124,149	Satisfied
Deferred grant in 2015	—	1,877	Satisfied

		828,106

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

(Other subsidiaries, etc)
Share granted in 2010	2,487	Services fulfillment, Achievement of targets on the basis of market and non-market performance [8]
Share granted in 2011	6,464	Services fulfillment, Achievement of targets on the basis of market and non-market performance [8]
Share granted in 2012	16,436	Services fulfillment, Achievement of targets on the basis of market and non-market performance [8]
Share granted in 2013	104,394	Services fulfillment, Achievement of targets on the basis of market and non-market performance [8]
Share granted in 2014	81,882	Services fulfillment, Achievement of targets on the basis of market and non-market performance [8]
Share granted in 2015	212,768	Services fulfillment, Achievement of targets on the basis of market and non-market performance [8]

	424,431

	1,692,415

[1]	Granted shares represent the total number of shares initially granted to directors and employees at the end of reporting period (deferred granted shares represent the shares at the end of reporting period).
[2]	Certain portion of the granted shares is compensated over a maximum period of three years from the initial exercise date.
[3]	The 37.5%, 37.5% and 25% of the number of certain granted shares to be compensated are determined based on the accomplishment of targeted relative TSR, targeted EPS and qualitative indicators, respectively. The 30%, 30% and 40% of the number of other granted shares to be compensated are determined based on the accomplishment of the targeted Performance Results, targeted financial results of the Group and targeted relative TSR, respectively. The 40%, 40% and 20% of the number of the remaining granted shares to be compensated are determined based on the accomplishment of the targeted EPS, the targeted relative TSR and qualitative indicators, respectively.
[4]	The 30%, 30% and 40% of the number of granted shares to be compensated are determined upon the accomplishment of the targeted Performance Results, targeted financial results of the Group and the targeted relative TSR, respectively. However, as for certain number of shares, half of the number of granted shares to be compensated is determined based on the accomplishment of the targeted relative TSR, while the other half is determined by the accomplishment of the targeted Performance Results.
[5]	The 35%, 35% and 30% of the number of granted shares to be compensated are determined based on the accomplishment of the targeted relative TSR, the ROA and the growth rate of total assets, respectively.
[6]	The 40%, 30% and 30% of the number of granted shares to be compensated are determined upon the accomplishment of the targeted Performance Results, targeted financial results of the Group and the targeted relative TSR, respectively. However, as for certain number of shares, 50% of the number of granted shares to be compensated is determined based on the accomplishment of the targeted relative TSR, while the other 50% is determined by the accomplishment of the targeted Performance Results.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

[7]	The 30%, 40% and 30% of the number of granted shares to be compensated are determined upon the accomplishment of the targeted relative TSR, the targeted Performance Results and the accomplishment of the targeted financial results of Kookmin Bank, respectively. However, as for certain number of shares, half of the number of granted shares to be compensated is determined based on the accomplishment of the targeted relative TSR, while the other half is determined by the accomplishment of the targeted Performance Results.
[8]	The 30%, 30% and 40% of the number of granted shares to be compensated are determined based on the accomplishment of the targeted Performance Results, the respective subsidiaries’ performance and the targeted relative TSR, respectively. The 60% and 40% of the number of certain granted shares to be compensated is determined based on the accomplishment of the respective subsidiaries’ performance and the accomplishment of the targeted relative TSR, respectively. The 40%, 30% and 30% of the number of certain granted shares to be compensated is determined based on the accomplishment of the targeted Performance Results, the respective subsidiaries’ performance and the targeted relative TSR, respectively. The 50% and 50% of the number of certain granted shares to be compensated are determined based on the accomplishment of the respective subsidiaries’ performance and the targeted relative TSR, respectively. The 70% and 30% of the number of certain granted shares to be compensated are determined based on the accomplishment of the respective subsidiaries’ performance and the targeted relative TSR, respectively.

The details of share grants linked to short-term performance as of December 31, 2015, are as follows:

	Grant date	Number of vested shares[1]	Vesting Conditions
(KB Financial Group Inc.)
Share granted in 2010	2010.01.01	322	Satisfied
Share granted in 2011	2011.01.01	1,728	Satisfied
Share granted in 2012	2012.01.01	9,215	Satisfied
Share granted in 2013	2013.01.01	11,496	Satisfied
Share granted in 2014	2014.01.01	23,304	Satisfied
Share granted in 2015	2015.01.01	21,714	Proportion to service period
(Kookmin Bank)
Share granted in 2010	2010.01.01	363	Satisfied
Share granted in 2011	2011.01.01	3,985	Satisfied
Share granted in 2012	2012.01.01	54,609	Satisfied
Share granted in 2013	2013.01.01	68,751	Satisfied
Share granted in 2014	2014.01.01	164,953	Satisfied
Share granted in 2015	2015.01.01	174,345	Proportion to service period
(Other subsidiaries, etc)
Share granted in 2013		6,551	Satisfied
Share granted in 2014		74,743	Satisfied
Share granted in 2015		53,654	Proportion to service period

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

[1]	The number of shares which are exercisable is determined by the results of performance.

The share grants are settled over three years.

Share grants are measured at fair value using the Monte Carlo Simulation Model and assumptions used in determining the fair value as of December 31, 2015, are as follows:

	Expected exercise period (Years)	Risk free rate (%)	Fair value (Market performance condition)	Fair value (Non-market performance condition)
Linked to long term performance
(KB Financial Group Inc.)
Series 4	—	1.63	—	34,180~40,662
Series 4-1	0.00~0.53	1.63	—	33,198~36,874
Series 8	0.00~1.00	1.63	—	33,200~40,662
Series 9	0.00~2.00	1.63	38,111	33,145~38,111
Series 9-1	0.00~3.00	1.63	34,407	33,145~34,407
Series 10	0.00~3.00	1.63	34,407	33,145~34,407
Series 11	0.53~3.53	1.63	36,162	33,086~33,231
Series 12	1.89~4.89	1.64	33,689	33,157~33,292
Series 13	1.00~4.00	1.63	31,695	32,668~33,213
Series 14	2.00~5.00	1.65	27,884	32,139~33,213
Deferred grant in 2012	—	1.72	—	34,180
Deferred grant in 2013	0.00~1.00	1.72	—	33,200~34,180
Deferred grant in 2014	0.00~2.00	1.72	—	33,145~34,180
(Kookmin Bank)
Series 48	0.00~3.00	1.63	36,497	33,145~34,180
Series 49	0.00~3.00	1.63	36,382	33,145~34,180
Series 49-1	0.00~3.00	1.63	36,583	33,145~34,180
Series 50	0.00~3.00	1.63	36,382	33,145~34,180
Series 52	0.00~3.00	1.63	36,321	33,145~34,180
Series 57	0.00~3.00	1.63	34,407	33,145~34,180
Series 58	0.00~3.00	1.63	34,407	33,145~34,180
Series 60	1.00~4.00	1.63	31,695	33,145~33,213
Series 61	1.28~5.01	1.63	31,695	33,110~33,213
Series 62	1.00~4.00	1.63	31,695	33,145~33,213
Series 63	1.58~5.01	1.64	31,695	33,110~33,213
Series 64	1.56~5.01	1.64	31,695	33,110~33,213
Series 65	1.65~5.01	1.64	31,695	33,110~33,213
Series 66	1.89~4.89	1.64	33,689	33,157~33,292
Grant deferred in 2012	—	1.72	—	34,180
Grant deferred in 2013	0.00~1.00	1.72	—	33,153~34,180
Grant deferred in 2014	0.00~2.00	1.72	—	33,143~34,180
Grant deferred in 2015	0.02~2.03	1.72	—	33,179~33,877
(Other subsidiaries, etc)
Share granted in 2010	—	1.63	—	37,980~38,931
Share granted in 2011	—	1.63	0~40,662	38,485~41,755
Share granted in 2012	—	1.63	0~40,446	38,111~40,446

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

Share granted in 2013	0.00~0.75	1.63	29,301~36,921	32,722~34,407
Share granted in 2014	0.00~1.67	1.63~1.64	31,206~34,407	32,254~34,407
Share granted in 2015	1.00~2.23	1.63~1.65	27,220~37,229	32,020~37,229
Linked to short-term performance
(KB Financial Group Inc.)
Share granted in 2010	—	1.72	—	40,662
Share granted in 2011	—	1.72	—	38,111~40,662
Share granted in 2012	—	1.72	—	34,180~40,662
Share granted in 2013	0.00~1.00	1.72	—	33,200~38,111
Share granted in 2014	0.00~2.00	1.72	—	33,145~34,180
Share granted in 2015	1.00~3.00	1.72	—	33,145~33,213
(Kookmin Bank)
Share granted in 2012	—	1.72	—	34,180
Share granted in 2013	0.00~1.00	1.72	—	33,153~39,944
Share granted in 2014	0.00~2.03	1.72	—	33,143~34,180
Share granted in 2015	0.00~3.00	1.72	—	33,145~34,180
(Other subsidiaries, etc)
Share granted in 2013	0.00~1.00	1.72	—	33,200~34,180
Share granted in 2014	0.00~2.00	1.72	—	33,145~34,180
Share granted in 2015	1.00~3.00	1.72	—	33,145~33,213

Expected volatility is based on the historical volatility of the share price over the most recent period that is generally commensurate with the expected term of the grant. And the current stock price of December 31, 2015, was used for the underlying asset price. Additionally, the average three-year historical dividend rate was used as the expected dividend rate.

Share-based payment arrangement for the employees of subsidiaries was transferred to the Company from the subsidiaries in 2010 and the related compensation cost paid to the executives and employees of subsidiaries is reimbursed from the subsidiaries. As of December 31, 2015 and 2014, the accrued expenses related to share-based payments including share grants amounted to ~~W~~53,678 million and ~~W~~48,734 million, respectively, and the receivables to be reimbursed from the subsidiaries for the compensation costs are ~~W~~44,299 million and ~~W~~39,598 million, respectively. Also, the compensation costs from share grants amounting to ~~W~~1,799 million and ~~W~~801 million were incurred during the years ended December 31, 2015 and 2014, respectively.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

25. Net Non-Operating Expense

The details of non-operating income and expenses for the years ended December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Non-operating income
Others	~~W~~	1,070	~~W~~	628

Non-operating expenses
Impairment losses on intangible assets		75		1
Donation		1,057		999
Others		—		101

		1,132		1,101

Net non-operating expenses	~~W~~	(62)	~~W~~	(473)

26. Income Tax Benefit(expense)

The details of income tax benefit(expense) for the years ended December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Tax payable
Current tax expense	~~W~~	—	~~W~~	—
Change in deferred tax assets(liabilities)
Origination and reversal of temporary differences		426		(114)
Income tax recognized directly in equity
Remeasurements of net defined benefit liabilities		(236)		(486)

Tax benefit(expense)	~~W~~	190	~~W~~	(600)

The analysis of profit before tax and income tax benefit(expense) for the years ended December 31, 2015 and 2014, follows:

(In millions of Korean won)	2015			2014
	Tax rate (%)	Amount		Tax rate (%)	Amount
Profit before tax		~~W~~	243,235		~~W~~	433,551

Tax at the applicable tax rate[1]	24.01		58,401	24.09		104,457
Non-taxable income	(29.00)		(70,542)	(27.30)		(118,358)
Non-deductible expense	0.22		532	0.12		514
Consolidated tax effect	4.85		11,799	2.95		12,787

Average effective tax rate and tax benefit(expense)	(0.08)	~~W~~	190	0.14	~~W~~	(600)

[1]	Applicable income tax rate for ~~W~~200 million and below is 11%, for over ~~W~~200 million to ~~W~~20 billion is 22%, and for over ~~W~~20 billion is 24.2%.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

The details of current tax assets (income tax refund receivable) and current tax liabilities (income tax payable), as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015		2014
Income tax refund receivable prior to offsetting	~~W~~	—	~~W~~	—
Tax payable prior to offsetting		—		—
Adjustment on consolidated tax payable		17,178		222,639

Current tax payable	~~W~~	17,178	~~W~~	222,639

27. Earnings per Share

27.1 Basic earnings per share

Calculations of basic earnings per share on the profit attributable to ordinary shares are as follows:

Weighted average number of ordinary shares outstanding:

	2015
(In number of shares)	Number of shares (a)	Days outstanding (b)	Total outstanding shares (a) x (b)
Beginning (A)	386,351,693	365	141,018,367,945
Weighted average number of ordinary shares outstanding (B = A / 365)			386,351,693

	2014
(In number of shares)	Number of shares (a)	Days outstanding (b)	Total outstanding shares (a) x (b)
Beginning (A)	386,351,693	365	141,018,367,945
Weighted average number of ordinary shares outstanding (B = A / 365)			386,351,693

Basic earnings per share:

(in Korean won and in number of shares)	2015
Profit attributable to ordinary shares[1] (C)	~~W~~	243,425,139,280
Weighted average number of ordinary shares outstanding (D)		386,351,693
Basic earnings per share (E = C / D)	~~W~~	630

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

(in Korean won and in number of shares)	2014
Profit attributable to ordinary shares[1] (C)	~~W~~	432,950,644,908
Weighted average number of ordinary shares outstanding (D)		386,351,693
Basic earnings per share (E = C / D)	~~W~~	1,121

[1]	Profit attributable to ordinary shares is the same as profit for the year in the statements of comprehensive income.

27.2 Diluted earnings per share

Diluted earnings per share is calculated using the weighted average number of ordinary shares outstanding which is adjusted by the weighted average number of additional ordinary shares that would have been outstanding assuming the conversion of all dilutive potential ordinary shares. The Company’s dilutive potential ordinary shares include share grants.

A calculation is done to determine the number of shares that could have been acquired at fair value (determined as the average market share price of the Company’s outstanding shares for the period) based on the monetary value of the subscription rights attached to the share grants. The number of shares calculated above is compared with the number of shares that would have been issued assuming the exercise of share grants.

Adjusted profit for diluted earnings per share:

(in Korean won)	2015		2014
Profit attributable to ordinary shares	~~W~~	243,425,139,280	~~W~~	432,950,644,908
Adjustment		—		—
Adjusted profit for diluted earnings per share	~~W~~	243,425,139,280	~~W~~	432,950,644,908

Adjusted weighted average number of ordinary shares outstanding to calculate diluted earnings per share:

(in number of shares)	2015	2014
Weighted average number of ordinary shares outstanding	386,351,693	386,351,693
Adjustment
Share grants	1,741,558	1,589,706
Adjusted weighted average number of ordinary shares outstanding for diluted earnings per share	388,093,251	387,941,399

Diluted earnings per share:

(in Korean won and in number of shares)	2015		2014
Adjusted profit for diluted earnings per share	~~W~~	243,425,139,280	~~W~~	432,950,644,908
Adjusted weighted average number of ordinary shares outstanding for diluted earnings per share		388,093,251		387,941,399
Diluted earnings per share	~~W~~	627	~~W~~	1,116

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

28. Supplemental Cash Flow Information

Cash and cash equivalents as of December 31, 2015 and 2014, are as follows:

(in millions of Korean won)	2015		2014
Due from financial institutions	~~W~~	324,947	~~W~~	30,739
Restricted due from financial institutions		(3)		(3)

	~~W~~	324,944	~~W~~	30,736

Significant non-cash transactions for the years ended December 31, 2015 and 2014, are as follows:

(in millions of Korean won)	2015		2014
Changes in receivables and payables from consolidated tax	~~W~~	(162,380)	~~W~~	(28,589)
Changes in other receivables and other payables relating to share grants		4,700		(1,003)
Changes in other payables relating to KB Insurance Co., Ltd.		550		—

Cash inflow and outflow due to interest and dividends for the years ended December 31, 2015 and 2014, are as follows:

(in millions of Korean won)	Activity	2015		2014
Prepaid Income tax expense	Operating	~~W~~	290	~~W~~	—
Interest received	Operating		1,662		2,099
Interest paid	Operating		26,110		18,466
Dividends received	Operating		617,994		208,517
Dividends paid	Financing		301,354		193,176

29. Contingent liabilities and Commitments

The commitments made with financial institutions as of December 31, 2015 and 2014, are as follows:

		2015				2014
(in millions of Korean won)		Amount of commitment		Amounts borrowed		Amount of commitment		Amounts borrowed
General loans	Hana Bank	~~W~~	50,000	~~W~~	—	~~W~~	50,000	~~W~~	—
	Korea Development Bank		—		—		300,000		—
Discounting of bills	Korea Exchange Bank		100,000		—		100,000		—

		~~W~~	150,000	~~W~~	—	~~W~~	450,000	~~W~~	—

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

Other Matters(including litigation)

a) The Company faces two lawsuits (as the defendant) involving damages of ~~W~~56 million, which is still pending as of December 31, 2015.

b) In 2013, Kookmin Bank underwent a tax investigation for the fiscal years 2008 to 2012 by the Seoul Regional Tax Office. As a result, Kookmin Bank was fined a total of ~~W~~124,357 million for income taxes (including local income taxes), paid ~~W~~123,330 million, excluding local income taxes, and recognized local income taxes amounting to ~~W~~1,027 million as other payables. Meanwhile, the Company and Kookmin Bank, a subsidiary of the Company, appealed to the tax tribunal over the ~~W~~114,283 million in fines. The Company’s claim for this appeal amounts to ~~W~~89,284 million as of December 31, 2015.

30. Related Party Transactions

Significant related party transactions for the years ended December 31, 2015 and 2014, are as follows:

(In millions of Korean won)			2015		2014
Subsidiaries	Kookmin Bank	Interest income	~~W~~	2,429	~~W~~	2,006
		Net other operating income		230,496		158,517
		General and administrative expenses		1,718		1,718
	KB Kookmin Card Co., Ltd.	Net other operating income		—		300,102
		General and administrative expenses		85		162
		Net non-operating income		2		2
	KB Investment & Securities Co., Ltd.	Fee and commission expense		71		234
		General and administrative expenses		254		68
	KB Life Insurance Co., Ltd.	General and administrative expenses		62		109
	KB Asset Management Co., Ltd.	Net other operating income		80,000		50,000
		General and administrative expenses		25		—
	KB Capital Co., Ltd.	Gains on financial instruments at fair value through profit or loss		2,540		—
		Losses on financial instruments at fair value through profit or loss		882		—
		Net other operating income		5,031		—
		General and administrative expenses		—		72
	KB Investment Co., Ltd.	Interest Income		45		373
	KB Data Systems Co., Ltd.	General and administrative expenses		1,092		975
Associate	KB Insurance Co., Ltd.	General and administrative expenses		205		—

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

Significant receivables and payables, and related allowance for loan losses arising from the related party transactions as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)			2015		2014
Subsidiaries	Kookmin Bank	Cash and due from financial institutions	~~W~~	324,947	~~W~~	30,739
		Other assets		54,619		224,755
		Other liabilities		41,442		465
	KB Kookmin Card Co., Ltd.	Other assets		55,418		352,273
		Other liabilities		304		267
	KB Investment & Securities Co., Ltd.	Other assets		4,908		3,038
		Other liabilities		3,500		3,563
	KB Life Insurance Co., Ltd.	Other assets		1,313		826
		Other liabilities		14,462		11,967
	KB Asset Management Co., Ltd.	Other assets		11,394		9,617
	KB Capital Co., Ltd.	Financial Assets at Fair Value Through Profit or Loss		99,118		—
		Other assets		437		172
	KB Savings Bank Co., Ltd.	Other assets		3,072		81
		Other liabilities		—		21
	KB Real Estate Trust Co., Ltd.	Other assets		4,532		6,120
	KB Investment Co., Ltd.	Loans		—		10,000
		Other assets		706		715
	KB Credit Information Co., Ltd.	Other assets		296		238
		Other liabilities		15		68
	KB Data Systems Co., Ltd.	Other assets		302		216
		Other liabilities		94		97
Associate	KB Insurance Co., Ltd.	Other assets		281		—

According to Korean IFRS 1024, the Company includes subsidiaries and key management (including family members) in the scope of related parties. Additionally, the Company discloses balances (receivables and payables) and other amounts arising from the related party transactions in the notes to the separate financial statements. Refer to Note 9 for details on subsidiaries and Note10 for investment in associate.

Key management includes the directors of the Company, their close family members, and the companies where the directors and/or their close family members have control or joint control.

KB Financial Group Inc.

Notes to Separate Financial Statements

December 31, 2015 and 2014

Unused commitments by related parties as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)			2015		2014
Subsidiaries	KB Kookmin Card Co., Ltd.	Commitments in Korean won	~~W~~	1,696	~~W~~	1,133

Compensation to key management for the years ended December 31, 2015 and 2014, consists of:

	2015
(In millions of Korean won)	Short-term employee benefits		Post- employment benefits		Termination benefits		Share- based payments		Total
Registered directors (executive)	~~W~~	625	~~W~~	1	~~W~~	—	~~W~~	293	~~W~~	919
Registered directors (non-executive)		544		—		—		—		544
Non-registered directors		2,230		37		163		1,506		3,936

	~~W~~	3,399	~~W~~	38	~~W~~	163	~~W~~	1,799	~~W~~	5,399

	2014
(In millions of Korean won)	Short-term employee benefits		Post- employment benefits		Termination benefits		Share- based payments		Total
Registered directors (executive)	~~W~~	175	~~W~~	73	~~W~~	—	~~W~~	(1,177)	~~W~~	(929)
Registered directors (non-executive)		746		—		—		(15)		731
Non-registered directors		2,657		110		—		1,993		4,760

	~~W~~	3,578	~~W~~	183	~~W~~	—	~~W~~	801	~~W~~	4,562

31. Approval of Issuance of the Financial Statements

The issuance of the Company’s separate financial statements as of and for the year ended December 31, 2015, was approved by the Board of Directors on February 4, 2016.

Report of Independent Auditor’s

Review of Internal Accounting Control System

To the President of

KB Financial Group Inc.

We have reviewed the accompanying management’s report on the operations of the Internal Accounting Control System (“IACS”) of KB Financial Group Inc. (the “Company”) as of December 31, 2015. The Company’s management is responsible for designing and operating IACS and for its assessment of the effectiveness of IACS. Our responsibility is to review the management’s report on the operations of the IACS and issue a report based on our review. The management’s report on the operations of the IACS of the Company states that “based on its assessment of the operations of the IACS as of December 31, 2015, the Company’s IACS has been designed and is operating effectively as of December 31, 2015, in all material respects, in accordance with the IACS standards established by the Internal Accounting Control System Operations Committee (IACSOC) of the Korea Listed Companies Association.”

Our review was conducted in accordance with the IACS review standards established by the Korean Institute of Certified Public Accountants. Those standards require that we plan and perform, in all material respects, the review of management’s report on the operations of the IACS to obtain a lower level of assurance than an audit. A review is to obtain an understanding of a company’s IACS and consists principally of inquiries of management and, when deemed necessary, a limited inspection of underlying documents, which is substantially less in scope than an audit.

A company’s IACS is a system to monitor and operate those policies and procedures designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with International Financial Reporting Standards as adopted by the Republic of Korea (“Korean IFRS”). Because of its inherent limitations, IACS may not prevent or detect a material misstatement of the financial statements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Based on our review, nothing has come to our attention that causes us to believe that management’s report on the operations of the IACS, referred to above, is not presented fairly, in all material respects, in accordance with the IACS standards established by IACSOC.

Our review is based on the Company’s IACS as of December 31, 2015, and we did not review management’s assessment of its IACS subsequent to December 31, 2015. This report has been prepared pursuant to the Acts on External Audit for Stock Companies in Korea and may not be appropriate for other purposes or for other users.

Samil PricewaterhouseCoopers

March 10, 2016

Report on the Operations of Internal Accounting Control System

To the Board of Directors and Audit Committee of

KB Financial Group Inc.

I, as the Internal Accounting Control Officer (“IACO”) of KB Financial Group Inc. (“the Company”), assessed the status of the design and operations of the Company’s internal accounting control system (“IACS”) for the year ended December 31, 2015.

The Company’s management including IACO is responsible for designing and operating IACS. I, as the IACO, assessed whether the IACS has been effectively designed and is operating to prevent and detect any error or fraud which may cause any misstatement of the financial statements, for the purpose of establishing the reliability of financial reporting and the preparation of financial statements for external purposes. I, as the IACO, applied the IACS standard for the assessment of design and operations of the IACS.

Based on the assessment on the operations of the IACS, the Company’s IACS has been effectively designed and is operating as of December 31, 2015, in all material respects, in accordance with the IACS standards.

March 10, 2016

Dong Cheol Lee, Internal Accounting Control Officer

Jong Kyoo Yoon, Chief Executive Officer